Exhibit 4.18


                       LIMITED LIABILITY COMPANY AGREEMENT
                                       OF
                               READY MIX USA, LLC,
                      A DELAWARE LIMITED LIABILITY COMPANY


         THIS LIMITED LIABILITY COMPANY AGREEMENT (this "LLC Agreement") of READY MIX USA, LLC, a Delaware limited liability company (the "Company"), effective as of July 1, 2005, is by and among the Company, CEMEX SOUTHEAST HOLDINGS, LLC, a Delaware limited liability company ("Cemex"), and READY MIX USA, INC., an Alabama corporation ("RMUSA") (Cemex and RMUSA are hereinafter sometimes collectively referred to as the "Members"), and, solely for the purposes set forth in Section 9.6, CEMEX, INC., a Louisiana corporation ("Cemex, Inc.").

                              W I T N E S S E T H:
                              - - - - - - - - - -

         WHEREAS, the Members have formed the Company for the purpose of engaging in the Primary Business (as defined herein) and now desire to set forth the agreement among the Members and the Company regarding the governance of the affairs of the Company and the conduct of its business; and

         WHEREAS, Cemex, Inc. has agreed to enter into this LLC Agreement solely for the purposes set forth in Section 9.6 hereof.

         NOW, THEREFORE, in consideration of the premises and of the mutual covenants, agreements and undertakings of the Members and the Company contained herein, it is agreed as follows:

         1. Name, Office, Agent for Service of Process and Members' Names and Mailing Addresses.

                  1.1 Name. The name of the Company shall be Ready Mix USA, LLC.

                  1.2 Office. The address of the registered office and the mailing address of the Company shall be P.O. Box 101868, Birmingham, Alabama 35210 or such other address(es) as the Manager may hereafter determine.

                  1.3 Agent for Service of Process. The name and address of the Company's initial registered agent for service of process shall be Ready Mix USA, Inc., c/o Scott M. Phelps, P.O. Box 020152, Tuscaloosa, Alabama 35402.

                  1.4 Initial Members' Names, Mailing Addresses and Percentage and Voting Interests. The name and mailing address of each of the initial Members of the Company, and the Percentage Interest and Voting Interest of each such Member, are as set forth on Exhibit A attached hereto. The Manager shall update Exhibit A from time to time as necessary to accurately reflect the information therein, including any adjustment of the Percentage Interests required by this LLC Agreement, and to reflect the admission of additional Members in accordance with this LLC Agreement. Any such amendment or revisions to Exhibit A shall not be deemed an amendment to this LLC Agreement requiring approval of the Board.

         2. Duration. The existence of the Company shall commence on the date of the filing of the Certificate of Formation in the Office of the Secretary of State of Delaware, and shall continue in perpetuity until dissolved pursuant to
Section 12.1 hereof.

         3. Purpose and Definitions.

                  3.1 Purpose. The Company is organized for the following purposes:

                           (a) to engage in the production and sale of ready-mix
concrete and concrete block, pavers and septic tanks, and materials used to produce the same, such as aggregates and sand, within the Ready Mix Boundaries (as defined in Section 3.2 hereof) (the "Primary Business"); and

                           (b) to engage in such additional activities that are
necessary or appropriate to conduct the Primary Business.

                  3.2 Definitions. Capitalized terms used in this LLC Agreement and not otherwise defined herein shall have the meanings set forth below:

         "Acquired Business" has the meaning set forth in Section 9.6.3(c) hereof.

         "Acquisition Date" has the meaning set forth in Section 9.6.3(c) hereof.

         "Additional Capital Contributions" has the meaning set forth in Section 4.1(b)(i) hereof.

         "Adjusted Book Value" means total assets less total liabilities as determined under GAAP, as consistently applied and as reflected on the Company's balance sheet as of the date of the event giving rise to the calculation of Adjusted Book Value, plus the aggregate depreciation expense reflected in net income during the measurement period minus the Put Option Depreciation amount for the measurement period. For the avoidance of doubt, and as reflected in the Contribution Agreement, the assets contributed to the Company by RMUSA and Cemex on the Contribution Date will be valued for book purposes at $433,401,939.05 and $43,208,461.45, respectively, subject to adjustment as provided in Section 2.3 of the Contribution Agreement. An example of this calculation is shown in Exhibit B-3.

         "Adjusted Capital Account Deficit" means, with respect to any Member, the deficit balance, if any, in such Member's Capital Account as of the end of the relevant Fiscal Year, after giving effect to the following adjustments:

                  (i) credit to such Capital Account any amounts which such Member is obligated to restore or is deemed to be obligated to restore pursuant to the penultimate sentence of Sections 1.704-2(g)(1) and 1.704-2(i)(5) of the Regulations; and

                  (ii) debit to such Capital Account the items described in Sections 1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5) and
         1.704-1(b)(2)(ii)(d)(6) of the Regulations.

The foregoing definition of Adjusted Capital Account Deficit is intended to comply with the provisions of Section 1.704-1(b)(2)(ii)(d) of the Regulations and shall be interpreted consistently therewith.

         "Adverse Act" means, with respect to a particular Member or Cemex, Inc., any of the following:

                  (i) the occurrence of an Event of Bankruptcy with respect to such Member or Cemex, Inc.;

                  (ii) any dissolution of such Member that is a corporation, partnership, limited liability company or other entity, or any dissolution of Cemex, Inc., without the prior written consent of the Manager, provided that if the Member to be dissolved or Cemex, Inc., is also the Manager, or an Affiliate of the Manager, such consent shall be required to be obtained from the Board;

                  (iii) any failure by Cemex, Inc. to tender the Purchase Price as and when due in accordance with Section 9.6 hereof; provided, that RMUSA and each of its Affiliates has tendered its Percentage Interest or Membership Interest, as the case may be, free of any Liens at the Put Option Closing or such later closing on the first anniversary or second anniversary of the Put Option Closing, as the case may be;

                  (iv) at the election of the Transferring Member, the failure of a Non-Transferring Member who gives an Offer Acceptance Notice within the Offer Option Period to consummate the contemplated transaction within one (1) year after it gives such Offer Acceptance Notice, as provided in Section 9.3(a) hereof;

                  (v) at the election of the Contribution Complying Members, the failure of a Delinquent Member to make an Additional Capital Contribution pursuant to Section 4.1 hereof if the aggregate outstanding amount of (i) Additional Capital Contributions that the Delinquent Member and its Affiliates have failed to make under this Agreement and (ii) "Additional Capital Contributions" under the Cemex Southeast LLC Agreement with respect to such Member or any of its Affiliates is a "Delinquent Member" under Section 4.1 of the Cemex Southeast LLC Agreement, exceeds $10 million; or

                  (vi) at the election of the Transferring Member, a breach by a Non-Transferring Member who gives a Tag Along Notice within the Offer Option Period to Transfer its entire Membership Interest pursuant to the transaction set forth in the Offer Notice of any of its obligations to the purchaser under the Non-Transferring Member's agreement with the purchaser related to such transaction, which breach causes the contemplated transaction to be terminated, as provided in Section 9.4 hereof.

         "Adverse Act Exercise Date" has the meaning set forth in Section 11.1(d)(i) hereof.

         "Adverse Member" means, with respect to a particular Adverse Act, the Member with respect to which such Adverse Act has occurred.

         "Adverse Member Buyout Closing" has the meaning set forth in Section 11.1(d) hereof.

         "Affiliate" when used with respect to a specified Person, means a Person that:

                  (i) directly or indirectly, through one or more intermediaries, controls, is controlled by or is under common control with such specified Person;

                  (ii) is a director, officer, employee, trustee, member or general partner of, or an owner of an equity interest of more than fifty percent (50%), or a beneficiary of a trust owning an equity interest of more than fifty percent (50%) in, such specified Person or any Person specified in clause (i) of this definition; or

                  (iii) is a member of the immediate family of such specified Person or any Person specified in clause (i) or (ii) of this definition, and any partnership, corporation, trust, limited liability company, association or other entity or organization that is controlled by such immediate family member. For purposes hereof, the members of a Person's "immediate family" shall include such Person's parents, grandparents, spouse, children (natural or adopted), grandchildren (natural or adopted), siblings (natural or adopted) and children of siblings (natural or adopted). For purposes of this definition, the term "control" (and any derivative thereof) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting stock, by contract or otherwise.

         "Aggregates Assets" has the meaning set forth in Section 19(f) hereof.

         "Allied Asset" means the certain assets of Cemex, Inc. set forth in that certain Allied Ready Mix, Concrete Products and Resale Business Information Package, dated May 2005, which is attached as Exhibit B-4 to this LLC Agreement.

         "Approved Extraordinary Required Additional Capital Contribution" has the meaning set forth in Section 4.1(b) hereof.

         "Applicable Tax Rate" means the then maximum current statutory corporate federal tax rate (currently 35%) plus 65% of the maximum statutory corporate state tax rate of the states in which the joint venture transacts business, both rates to be adjusted annually for changes in the tax rates and the states in which the Company operates.

         "Base Member" has the meaning set forth in Section 9.1(c) hereof.

         "Board" means a group of eight (8) individuals, four (4) of whom shall be appointed by each Member pursuant to Section 8.1(e) hereof.

         "Budgeted Additional Capital Contribution" has the meaning set forth in
Section 4.1(b) hereof.

         "Business Day" means a day (other than a Saturday) on which banks generally are open in New York City, Houston, Texas and Birmingham, Alabama, for a full range of business.

         "Buyout Option" has the meaning set forth in Section 11.1(d) hereof.

         "Buyout Purchase Price" has the meaning set forth in Section 11.1(d) hereof.

         "Capital Account" means, with respect to any Member, the Capital Account maintained for such Member in accordance with Section 4.5 hereof.

         "Capital Contributions" means, with respect to any Member, the amount of money and the initial Gross Asset Value of any assets (other than money) contributed to the Company with respect to the Membership Interests in the Company held or purchased by such Member, including additional Capital Contributions.

         "Cement Boundaries" means the states of Alabama, Georgia and Mississippi, the Cement Florida Panhandle (as defined herein) and the Cement Limited Tennessee Area (as defined herein).

         "Cement Florida Panhandle" means the following counties in the State of
Florida: Escambia, Santa Rosa, Okaloosa, Walton, Holmes, Washington, Jackson, Bay, Calhoun, Gulf and Franklin. The Cement Florida Panhandle shall exclude the City of Tallahassee, Florida.

         "Cement Limited Tennessee Area" means the Metropolitan Statistical Areas of Chattanooga and Memphis, Tennessee.

         "Cemex" has the meaning set forth in the Introduction hereof.

         "Cemex Contribution Agreement" means that certain Asset and Capital Contribution Agreement, dated July 1, 2005, by and among Cemex Southeast LLC and the Members.

         "Cemex Post-Exercise Regular Cash Distributions" has the meaning set forth in Section 9.6.4(c) hereof.

         "Cemex Post-Exercise Special Cash Distribution" has the meaning set forth in Section 9.6.4(a) hereof.

         "Cemex Southeast LLC" means Cemex Southeast LLC, a Delaware limited liability company, and any successor limited liability company.

         "Cemex Southeast LLC Percentage Interest" means, with respect to a particular member of Cemex Southeast LLC, the "Percentage Interest" of such member as defined in the Cemex Southeast LLC Agreement.

         "Cemex Southeast LLC Agreement" means that certain Amended and Restated Limited Liability Company Agreement by and among RMUSA, Cemex and Cemex Southeast LLC dated July 1, 2005.

         "Cemex, Inc." has the meaning set forth in the Introduction hereof.

         "Certificate of Formation" means the Certificate of Formation of the Company which was filed on June 3, 2005 (the "Effective Date"), in the Office of the Secretary of State of Delaware, and all amendments thereto.

         "Code" means the Internal Revenue Code of 1986, as amended from time to time, and any federal laws of similar import, and to the extent applicable, any Regulations promulgated thereunder.

         "Company" means Ready Mix USA, LLC, a Delaware limited liability company, and any successor limited liability company.

         "Company Minimum Gain" has the meaning of "partnership minimum gain" as set forth in Section 1.704-2(d) of the Regulations.

         "Company's Accounting Firm" has the meaning set forth in Section 7.1 hereof.

         "Competitive Business" means any business that sells ready-mix concrete and concrete block, pavers and septic tanks, and materials used to produce the same, such as aggregates and sand, within the Ready Mix Boundaries, and which is owned, operated or controlled by any Person other than the Company or any of its Subsidiaries.

         "Competitive Business Approval" has the meaning set forth in Section 19(a) hereof.

         "Contribution Agreement" means the Asset and Capital Contribution Agreement by and among the Members and the Company dated July 1, 2005.

         "Contribution Complying Members" has the meaning set forth in Section 4.1(b)(iii) hereof.

         "Contribution Date" means the later of (a) the date upon which the Company is legally formed and (b) the date upon which initial Capital Contributions are made pursuant to Section 4.1(a) hereof.

         "Contributing Member" has the meaning set forth in Section 19(a) hereof.

         "DGCL" means the Delaware General Corporation Law, as the same may be amended from time to time.

         "Damages" has the meaning set forth in the Contribution Agreement.

         "Debt(s)" means all borrowed funds of the Company or any of its Subsidiaries and all other obligations or liabilities of the Company or any of its Subsidiaries under Statement of Financial Accounting Standards No. 5, including, for the avoidance of doubt, capital leases but not operating leases; provided, however, that "Debt" shall not include any current liabilities.

         "Debt Reduction Capital Contribution" has the meaning set forth in
Section 4.1(b)(ii) hereof.

         "Delinquent Member" has the meaning set forth in Section 4.1(b)(iv) hereof.

         "EBITDA" means with respect to a particular Person for a particular period, the consolidated operating income plus depreciation and amortization of such Person for such period and refers to the earnings of continuing operations and shall not include the effect of cumulative changes in accounting principles and material nonrecurring items for such entities on a combined basis for such period.

         "Event of Bankruptcy" means, with respect to any Member or Cemex, Inc., any of the following:

                  (i) making a general assignment for the benefit of creditors;

                  (ii) filing a voluntary petition in bankruptcy;

                  (iii) filing a petition or answer seeking for itself any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any bankruptcy, insolvency or other similar law;

                  (iv) seeking, consenting to, or acquiescing in the appointment of a trustee, receiver or liquidator of such Member, or Cemex, Inc., or of all or any substantial part of its properties or assets under any bankruptcy, insolvency or other similar law; or

                  (v) the passage of one hundred twenty (120) days after the commencement of any involuntary proceeding against such Member, or Cemex, Inc., seeking reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any bankruptcy, insolvency or other similar law, if the proceeding has not been dismissed, or the passage of ninety (90) days after the appointment without its consent or acquiescence of a trustee, receiver or liquidator of such Member, or Cemex, Inc., or of all or any substantial part of its properties or assets, if the appointment is not vacated or stayed, or the passage of ninety (90) days after the expiration of any such stay, if the appointment is not vacated.

         "Excess Amount" has the meaning set forth in Section 4.1(b)(ii) hereof.

         "Excess Distribution Amount" has the meaning set forth in Section 6.1(b)(i) hereof.

         "Exercise Date" means the date upon which the Put Notice is actually or constructively delivered to Cemex, Inc.

         "External Competitive Business" means a Competitive Business where less than fifty percent (50%) of such Competitive Business' consolidated total revenues during the most recently completed calendar year were derived from sales of ready-mix concrete and concrete block, pavers and septic tanks, and materials used to produce the same, such as aggregates and sand, within the Ready Mix Boundaries.

         "Extraordinary Required Additional Capital Contribution" has the meaning set forth in Section 4.1(b)(i) hereof.

         "Fiscal Year" means (i) the period commencing on the Contribution Date and ending on December 31, 2005, (ii) any subsequent twelve (12) month period commencing on January 1 and ending on December 31, or (iii) any portion of the period described in clauses (i) or (ii) for which the Company is required to allocate Profits, Losses and other items of Company income, gain, loss or deduction pursuant to Section 5 hereof.

         "GAAP" means generally accepted accounting principles in effect in the United States of America from time to time.

         "Governmental Authority" means (i) any domestic or foreign national, state or local government, any political subdivision thereof or any other governmental, quasi-governmental, judicial, public or statutory instrumentality, authority, body, agency, court, department, bureau or entity, or (ii) any arbitrator with authority to legally bind a party or any of its Affiliates.

         "Gross Asset Depreciation" means, for each Fiscal Year, an amount equal to the depreciation, amortization, or other cost recovery deduction allowable with respect to an asset for such Fiscal Year, except that if the Gross Asset Value of an asset differs from its adjusted basis for federal income tax purposes at the beginning of such Fiscal Year, Gross Asset Depreciation shall be an amount that bears the same ratio to such beginning Gross Asset Value as the federal income tax depreciation amortization or other cost recovery deduction for such Fiscal Year bears to such beginning adjusted tax basis; provided, however, that if the adjusted basis for federal income tax purposes of an asset at the beginning of such Fiscal Year is zero, Gross Asset Depreciation shall be determined with reference to such beginning Gross Asset Value using any reasonable method selected by the Manager.

         "Gross Asset Value" means with respect to any asset, the asset's adjusted basis for federal income tax purposes, except as follows:

                  (i) the initial Gross Asset Value of any asset contributed by a Member to the Company shall be the gross fair market value of such asset, as determined by the Board; provided that the initial Gross Asset Values of the assets contributed to the Company pursuant to
         Section 4.1 hereof shall be as set forth in such section;

                  (ii) the Gross Asset Values of all Company assets shall be adjusted to equal their respective gross fair market values (taking Code Section 7701(g) into account), as determined by the Board as of the following times: (A) the acquisition of an additional Membership Interest or other interest in the Company by any new or existing Member in exchange for more than a de minimis Capital Contribution; (B) the distribution by the Company to a Member of more than a de minimis amount of Company property or assets as consideration for a Membership Interest or other interest in the Company; and (C) the liquidation of the Company within the meaning of Section 1.704-1(b)(2)(ii)(g) of the Regulations, provided that an adjustment described in clauses (A) and
         (B) of this paragraph shall be made only if the Board reasonably determines that such adjustment is necessary to reflect the relative economic interests of the Members in the Company;

                  (iii) the Gross Asset Value of any item of the Company assets distributed to any Member shall be adjusted to equal the gross fair market value (taking Code Section 7701(g) into account) of such asset on the date of distribution as determined by the Board; and

                  (iv) the Gross Asset Values of the Company assets shall be increased (or decreased) to reflect any adjustments to the adjusted basis of such assets pursuant to Code Section 734(b) or Code Section 743(b), but only to the extent that such adjustments are taken into account in determining Capital Accounts pursuant to Section 1.704-1(b)(2)(iv)(m) of the Regulations and subparagraph (vi) of the definition of "Profits" and "Losses" or Section 5.2(g) hereof; provided, however, that Gross Asset Values shall not be adjusted pursuant to this subparagraph (iv) to the extent that an adjustment pursuant to subparagraph (ii) is required in connection with a transaction that would otherwise result in an adjustment pursuant to this subparagraph (iv).

         If the Gross Asset Value of an asset has been determined or adjusted pursuant to subparagraph (ii) or (iv), such Gross Asset Value shall thereafter be adjusted by the Depreciation taken into account with respect to such asset, for purposes of computing Profits and Losses.

         "HSR Act" has the meaning set forth in Section 9.6.6(c) hereof.

         "Indemnified Party" has the meaning set forth in Section 21.1 hereof.

         "Indemnifying Party" has the meaning set forth in Section 21.1 hereof.

         "Indirect Sale" has the meaning set forth in Section 9.3(f) hereof.

         "Initial Payment" has the meaning set forth in Section 9.6.4(b)(i) hereof.

         "Internal Boundaries Assets" has the meaning set forth in Section 19(a) hereof.

         "Internal Boundaries Assets Value" has the meaning set forth in Section 19(a) hereof.

         "Investment" shall mean, for any Person: (a) the acquisition (whether for cash, property, services or securities or otherwise) of equity interests, equity rights, bonds, notes, debentures or other securities of any other Person, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP, but excluding commission, travel and similar advances to officers and employees made in the ordinary course of business; (b) the making of any deposit with, or advance, loan or other extension of credit (including without limitation a guarantee) to, any other Person (including the purchase of property from another Person subject to an understanding or agreement, contingent or otherwise, to resell such property to such Person); and (c) any capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others) any other Person. "Investment" shall exclude extensions of trade credit by the Company and its Subsidiaries in accordance with normal trade practices of the Company and such Subsidiary, as the case may be.

         "Law" means all applicable provisions of any constitution, statute, law, ordinance, code, rule, regulation, decision, order, decree, judgment, release, license, permit, stipulation or other official pronouncement enacted or issued by any Governmental Authority.

         "Lien" means liens (whether statutory or otherwise), mortgages, pledges, charges, security interests, sureties, options, easements, covenants, restrictions or other encumbrances.

         "Liquidating Event" has the meaning set forth in Section 12.1(a) hereof.

         "Liquidating Member" has the meaning set forth in Section 12.2 hereof.

         "LLC Act" means the Delaware Limited Liability Company Act, as the same may be amended from time to time.

         "LLC Agreement" has the meaning set forth in the Introduction hereof.

         "Major Acquisition" means the acquisition (whether by merger, consolidation, share or asset acquisition, joint venture or similar transaction) of any business, in a single transaction or series of related transactions, the cost of which shall exceed US$10,000,000.

         "Major Investment" means any Investment in any Person (other than a wholly owned Subsidiary), in a single transaction or series of related transactions, the cost of which shall exceed US$10,000,000.

         "Majority-in-Interest" means, with respect to a particular matter, Members holding in excess of fifty percent (50%) of the Voting Interests at the time of the vote or action with respect to such matter.

         "Majority Member" means, as of a particular time, any Member, or group of Affiliated Members, that collectively hold in excess of fifty percent (50%) of the Voting Interests at such time.

         "Manager" means READY MIX USA, INC., or any replacement Manager elected pursuant to Section 8.6 hereof.

         "Member Nonrecourse Debt" has the meaning of "partner nonrecourse debt" as set forth in Section 1.704-2(b)(4) of the Regulations.

         "Member Nonrecourse Debt Minimum Gain" means an amount with respect to each Member Nonrecourse Debt equal to the Company Minimum Gain that would result if such Member Nonrecourse Debt were treated as a Nonrecourse Liability, determined in accordance with Section 1.704-2(i)(3) of the Regulations.

         "Member Nonrecourse Deductions" has the meaning of "partner nonrecourse deductions" as set forth in Section 1.704-2(i)(2) of the Regulations.

         "Members" means the Persons designated as Members in the first paragraph of this LLC Agreement, together with any Person(s) who become substituted or additional Members as provided herein, in such Person(s) capacities as Members of the Company. Any Member that transfers its entire Membership Interest in the Company pursuant to the terms of this LLC Agreement shall be deemed to have retired and shall cease to be a Member as of the effective date of such transfer. "Member" means any one of the Members.

         "Member Shortfall Amount" shall have the meaning set forth in Section 6.1(b)(ii) hereof.

         "Membership Interest" shall mean, with respect to a Member at any particular time, such Member's entire equity and beneficial interest in the Company, including, without limitation, such Member's Percentage Interest, Voting Interest, and the right of such Member to any and all other benefits to which a Member may be entitled as provided in this LLC Agreement, together with the obligations of such Member to comply with all the terms and provisions of this LLC Agreement.

         "Minor Acquisition" means the acquisition (whether by merger, consolidation, share or asset acquisition, joint venture or similar transaction) of any business, in a single transaction or series of related transactions, the cost of which shall be in excess of US$1,000,000, but less than US$10,000,000.

         "Minor Acquisition Criteria" has the meaning set forth in Section 8.2(b)(iv) hereof.

         "Minor Investment" means any Investment in any Person (other than a wholly owned Subsidiary), in a single transaction or series of related transactions, the cost of which shall be in excess of US$1,000,000, but less than US$10,000,000.

         "Minor Investment Criteria" has the meaning set forth in Section 8.2(b)(xxiv) hereof.

         "Nonrecourse Deductions" has the meaning set forth in Section 1.704-2(b)(1) of the Regulations.

         "Nonrecourse Liability" has the meaning set forth in Sections 1.704-2(b)(3) and 1.752-1(a)(2) of the Regulations.

         "Non-Transferring Member" has the meaning set forth in Section 9.3(a) hereof.

         "Notice" has the meaning set forth in Section 9.6.2 hereof.

         "Offer Acceptance Notice" has the meaning set forth in Section 9.3(a) hereof.

         "Offer Notice" has the meaning set forth in Section 9.3(a) hereof.

         "Offer Option Period" has the meaning set forth in Section 9.3(a) hereof.

         "Offer Price" has the meaning set forth in Section 9.3(a) hereof.

         "Offer Sale Reference Date" has the meaning set forth in Section 9.3(e) hereof.

         "Overlapping Members" has the meaning set forth in Section 4.1(b)(ii) hereof.

         "Paid Services" means the administration and oversight by the Manager of the following functions: payroll; compensation and benefits; employee and labor relations; customer billing and collection; credit analysis; accounting; safety; information technology; logistics; and legal and technical support services.

         "Parties" has the meaning set forth in Section 7.2 hereof.

         "Percentage Interest" means a Member's relative share of the Company's Profits and Losses and other allocations and distributions which are to be shared in proportion to Percentage Interests under the terms of this LLC Agreement, as set forth opposite such Member's name on Exhibit A attached hereto, as shall be amended from time to time in accordance with Section 1.4 hereof.

         "Permitted Affiliate Transaction" means (i) the provision of the Paid Services and the payment of the Services Fee, (ii) transactions listed on
Schedule 3.2 attached hereto, and (iii) payments made by the Company pursuant to
Section 20 hereof.

         "Permitted Transfer" has the meaning set forth in Section 9.5 hereof.

         "Permitted Transferee" has the meaning set forth in Section 9.5 hereof.

         "Person" means any individual, partnership, corporation, trust, limited liability company, association or other entity or organization, including any government or political subdivision or any agency or instrumentality thereof.

         "Primary Business" has the meaning set forth in Section 3.1(a) hereof.

         "Profits" and "Losses" mean, for each Fiscal Year, an amount equal to the Company's taxable income or loss for such Fiscal Year, determined in accordance with Code Section 703(a) (for this purpose, all items of income, gain, loss, or deduction required to be stated separately pursuant to Code
Section 703(a)(1) shall be included in taxable income or loss), with the following adjustments (without duplication):

                  (i) any income of the Company that is exempt from federal income tax and not otherwise taken into account in computing Profits or Losses pursuant to this definition of "Profits" and "Losses" shall be added to such taxable income or loss;

                  (ii) any expenditures of the Company described in Code Section 705(a)(2)(B) or treated as Code Section 705(a)(2)(B) expenditures pursuant to Section 1.704-1(b)(2)(iv)(i) of the Regulations, and not otherwise taken into account in computing Profits or Losses pursuant to this definition of "Profits" and "Losses" shall be subtracted from such taxable income or loss;

                  (iii) in the event the Gross Asset Value of any Company asset is adjusted pursuant to subparagraphs (ii) or (iii) of the definition of Gross Asset Value, the amount of such adjustment shall be treated as an item of gain (if the adjustment increases the Gross Asset Value of the asset) or an item of loss (if the adjustment decreases the Gross Asset Value of the asset) from the disposition of such asset and shall be taken into account for purposes of computing Profits or Losses;

                  (iv) gain or loss resulting from any disposition of assets with respect to which gain or loss is recognized for federal income tax purposes shall be computed by reference to the Gross Asset Value of the assets disposed of, notwithstanding that the adjusted tax basis of such assets differs from its Gross Asset Value;

                  (v) in lieu of the depreciation, amortization, and other cost recovery deductions taken into account in computing such taxable income or loss, there shall be taken into account Gross Asset Depreciation for such Fiscal Year, computed in accordance with the definition of Gross Asset Depreciation;

                  (vi) to the extent an adjustment to the adjusted tax basis of any Company asset pursuant to Code Section 734(b) is required, pursuant to Section 1.704-(b)(2)(iv)(m)(4) of the Regulations, to be taken into account in determining Capital Accounts as a result of a distribution other than in liquidation of a Member's Membership Interest in the Company, the amount of such adjustment shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis) from the disposition of such asset and shall be taken into account for purposes of computing Profits or Losses; and

                  (vii) notwithstanding any other provision of this definition, any items which are specially allocated pursuant to Section 5.2 or
         Section 5.3 hereof shall not be taken into account in computing Profits or Losses.

         The amounts of the items of the Company income, gain, loss or deduction available to be specially allocated pursuant to Sections 5.2 and 5.3 hereof shall be determined by applying rules analogous to those set forth in subparagraphs (i) through (vi) above.

         "Prorata EBITDA" has the meaning set forth in Section 9.6.3(c) hereof.

         "Prorata Portion" has the meaning set forth in Section 9.4(a) hereof.

         "Purchase Price" has the meaning set forth in Section 9.6.3(a) hereof.

         "Purchased Interests" has the meaning set forth in Section 11.1 hereof.

         "Purchasing Member" has the meaning set forth in Section 9.6.3(e) hereof.

         "Put Option" has the meaning as set forth in Section 9.6 hereof.

         "Put Option Closing" has the meaning set forth in Section 9.6.5 hereof.

         "Put Option Depreciation Amount" means, with respect to a particular period, an amount equal to a ten percent (10%) per annum reduction in the value of the Company's fixed assets on a declining basis during such period. Acquisitions of fixed assets and capital investments will also be depreciated with a ten percent (10%) per annum declining basis. These shall be adjusted on a prorated basis with respect to the date of closing in the case of an acquisition or the date of purchase in the case of a capital investment.

         "RCI Marine" means RCI Marine, L.L.C., an Alabama limited liability company.

         "RCI Marine Operating Agreement" means that certain Operating Agreement of RCI Marine, effective as of April 17, 1996, as may be amended from time to time.

         "Ready Mix Boundaries" means the states of Alabama, Arkansas, Georgia, excluding the Metropolitan Statistical Area of Brunswick, Georgia, Mississippi and Tennessee and the Ready Mix Florida Panhandle (as defined herein).

         "Ready Mix Florida Panhandle" means the following counties in the State of Florida: Escambia, Santa Rosa, Okaloosa, Walton, Holmes, Washington, Jackson, Bay, Calhoun, Gulf, Franklin, Liberty, Gadsden, Leon, Wakulla, Jefferson, Madison and Taylor.

         "Regulations" means the federal income tax regulations promulgated under the Code, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).

         "Regulatory Allocations" has the meaning set forth in Section 5.3 hereof.

         "Reynolds" shall mean Reynolds Ready Mix, L.L.C., an Alabama limited liability company.

         "Reynolds Operating Agreement" means that certain Amended and Restated Operating Agreement of Reynolds, effective as of September 1, 1995, as further amended by that certain Amendment effective as of October 1, 1995, and that certain Amendment effective as of January 1, 2001, as may be amended from time to time.

         "River City" means River City Industries, L.L.C., an Alabama limited liability company.

         "River City Operating Agreement" means that certain Operating Agreement of River City, effective as of April 17, 1996, as may be amended from time to time.

         "RMUSA" has the meaning set forth in the Introduction hereof.

         "Second Installment" has the meaning set forth in Section 9.6.4(b)(ii) hereof.

         "Services Fee" has the meaning set forth in Section 8.8(a) hereof.

         "Significant Prepayment" has the meaning set forth in Section 9.6.5(c) hereof.

         "Subsidiary" means, with respect to any Person, any corporation, partnership, limited partnership, limited liability partnership, limited liability company, joint venture or other legal entity in which such Person (either directly or through or together with other Subsidiaries) owns more than fifty percent (50%) of the voting securities of such corporation, partnership, limited liability company, joint venture or other legal entity.

         "Tag Along Notice" has the meaning set forth in Section 9.4(a) hereof.

         "Tag Along Right" has the meaning set forth in Section 9.4(a) hereof.

         "Tax Distributions" has the meaning set forth in Section 6.2 hereof.

         "Tax Matters Member" has the meaning set forth in Section 8.3 hereof.

         "Third Installment" has the meaning set forth in Section 9.6.4(b)(iii) hereof.

         "Transaction Documents" means this LLC Agreement, the Contribution Agreement and all other agreements entered into in connection herewith or therewith.

         "Transfer" means, as a noun, any voluntary or involuntary transfer, sale, assignment, pledge, hypothecation or other disposition, and, as a verb, voluntarily or involuntarily to transfer, sell, assign, pledge, hypothecate or otherwise dispose of, in each case, including, but not limited to, any involuntary transfer or transfer by operation of law in bankruptcy or otherwise or by way of execution, seizure or sale by legal process.

         "Transfer Closing" has the meaning set forth in Section 9.3(b) hereof.

         "Transferring Member" has the meaning set forth in Section 9.3(a) hereof.

         "Ultimate Parent" has the meaning set forth in Section 9.1(b) hereof.

         "Unfunded Portion" has the meaning set forth in Section 4.1(b)(iii) hereof.

         "Voting Interest" means the relative right of a Member to vote on, consent to, or otherwise participate in any decision, vote or action of or by the Members required or permitted pursuant to this LLC Agreement or the LLC Act, as set forth opposite such Member's name on Exhibit A attached hereto, as shall be amended from time to time in accordance with Section 1.4 hereof.

         "Working Capital" means the sum of the Company's inventory, accounts receivable, prepaid expenses and cash minus the current liabilities of the Company, as such current liabilities are reflected by the most recent balance sheet prepared by or for the Company.

         4. Capital Contributions and Capital Accounts.

                  4.1 Members' Capital Contributions.

                           (a) The Members shall initially contribute to the
capital of the Company upon or prior to the execution of this LLC Agreement the contributions specified in the Contribution Agreement.

                           (b) (i) If, subsequent to the making of the initial Capital Contributions referred to in Section 4.1(a) hereof, the annual business plan and the annual budget of the Company specifically provide for additional contributions to capital in order to fund the Company's business, the Manager may from time to time give written notice to each Member of the amount(s) and date(s) on which such additional contributions are required (a "Budgeted Additional Capital Contribution"). If, subsequent to the making of the initial Capital Contributions referred to in Section 4.1(a) hereof, the Manager determines that the Company requires additional contributions to capital in order to pay when due the obligations or expenses of the Company, or to fund the Company's business, and such contributions to capital are not provided for in the annual business plan and annual budget for the Company, the Manager shall give written notice to each Member of the amount(s) and date(s) on which such additional contributions are required (an "Extraordinary Required Additional Capital Contribution"); provided that any such Extraordinary Required Additional Capital Contribution shall require the prior approval of the Board (an approved Extraordinary Required Additional Capital Contribution being hereinafter sometimes referred to as an "Approved Extraordinary Required Additional Capital Contribution"). Each Member's respective share of each Budgeted Additional Capital Contribution or Approved Extraordinary Required Additional Capital Contribution (an "Additional Capital Contribution") specified in a notice from the Manager shall be in proportion to each Member's Percentage Interest immediately prior to the request for the Additional Capital Contribution and shall be specified in such notice and shall be contributed no later than thirty (30) days from the date of such notice. Each Member shall contribute to the capital of the Company its share (based on its Percentage Interest) of the Additional Capital Contribution in cash on or before the due date specified in such notice. A Member's obligation to make Additional Capital Contributions shall be enforceable by the Company or by any other Member, or by the Manager, against a Member, but the Company may not assign a Member's obligation to make Additional Capital Contributions to any creditor or other third party nor may any creditor or other third party enforce such a Member's obligation, as the Member's obligations hereunder are not for the benefit of any creditor or third party.

                                    (ii) The foregoing provisions of paragraph
         (i) notwithstanding, in the event that (A) the Manager determines that an additional contribution to the capital of the Company in an amount not to exceed $2,000,000 is necessary or desirable in order to pay indebtedness of the Company (including indebtedness to a Member), and
         (B) Cemex Southeast LLC is at such time maintaining cash in an amount in excess of the sum of (x) the average current liabilities of Cemex Southeast LLC for the preceding twelve (12) months, plus (y) its projected distributions for the then current quarter to be made pursuant to Section 6.1 of the Cemex Southeast LLC Agreement plus (z) its budgeted capital expenditures through the next quarter (the amount in excess of the sum of (x), (y) and (z) being hereinafter referred to as the "Excess Amount", and (1) such Excess Amount, when multiplied by the Overlapping Members' (as herein defined) combined Percentage Interest in Cemex Southeast LLC (as such term is defined in the Cemex Southeast LLC Agreement), produces a product in excess of the proposed additional capital contribution (a "Debt Reduction Capital Contribution"), and (2) such Overlapping Members together hold or control a Majority-in-Interest in Cemex Southeast LLC, the Manager may give written notice to each Member who is also a member of Cemex Southeast LLC or an Affiliate of a Member of Cemex Southeast LLC (the "Overlapping Members") setting forth the amount(s) and date(s) on which such Debt Reduction Capital Contributions are required and, within thirty (30) days of the giving of such notice, the Overlapping Members shall take all commercially reasonable action (including directing their respective board members of Cemex Southeast LLC to vote in favor of such action) to require Cemex Southeast LLC to make a distribution to its members in an aggregate amount at least equal to the Debt Reduction Capital Contribution (the "Cemex Distribution") and such Overlapping Members shall, within five (5) business days after such distribution is made by Cemex Southeast LLC, contribute to the capital of the Company the lesser of (i) its share of the Debt Reduction Capital Contribution, or (ii) the portion of the Cemex Distribution received by it. In the event the amount of the Cemex Distribution received by an Overlapping Member is less than its share of the Debt Reduction Capital Contribution, such Member shall have the right, but not the obligation to contribute an additional amount to fund its share of the Debt Reduction Capital Contribution. In the event such Overlapping Member elects not to fund such shortfall, the other Member(s) shall have the rights set forth in subsections (iii) and (iv) below. A Member's obligation hereunder shall be enforceable by the Company or by any other Member, or by the Manager, but the Company may not assign such Member's obligation to any creditor or other third party nor may any creditor or other third party enforce such a Member's obligation, as the Member's obligations hereunder are not for the benefit of any creditor or third party. The Manager shall not be authorized to call for more than one (1) Debt Reduction Capital Contribution per fiscal quarter pursuant to this subsection (ii).

                                    (iii) In addition to the right of the
         Company, a Member and/or the Manager to enforce another Member's obligation to fund an Additional Capital Contribution or Debt Reduction Capital Contribution as provided in subsections (i) and (ii) above, the Member(s) which have fully funded their Additional Capital Contribution(s) or Debt Reduction Capital Contribution(s), as the case may be (the "Contribution Complying Members"), shall have the right, but not the obligation, to contribute all or any portion of any such Additional Capital Contribution or Debt Reduction Capital Contribution not funded as required above (the "Unfunded Portion") as additional capital to the Company.

                                    (iv) In addition to the rights set forth in
         subsection (iii) above, the Contribution Complying Members shall have the right, but not the obligation, to deliver to the Company all or any portion of any Unfunded Portion and have such amount treated as a loan to the Member who failed to fulfill its obligation to make an Additional Capital Contribution or Debt Reduction Capital Contribution as required herein (such Member, a "Delinquent Member"), which loan shall be repaid in a maximum term of five (5) years, in monthly installments, on the first (1st) business day of each month commencing immediately following the date on which the Contribution Complying Members contributed the Unfunded Portion to the Company, based on level principal amortization, and shall bear interest at the rate of ten percent (10%) per annum, or, if lower, the highest rate permitted by applicable law.

                                    (v) In addition to other remedies available
         under this Agreement or otherwise, in the event that all of the obligations of a Delinquent Member are not fulfilled by another Member in accordance with subsection (iv) above, the Percentage Interest of the Contribution Complying Member shall be increased, and the Percentage Interest of the Delinquent Member shall be reduced, as follows:

                                             (A) the Percentage Interest of the
                  Contribution Complying Member shall be increased to the amount obtained by dividing (x) an amount equal to the sum of (1) the product of the Percentage Interest of the Contribution Complying Member prior to such adjustment and the Adjusted Book Value immediately prior to such Additional Capital Contribution or Debt Reduction Capital Contribution, as the case may be, and (2) the amount of the Additional Capital Contribution or Debt Reduction Capital Contribution, as the case may be, actually made by the Contribution Complying Member, including any amount contributed by such Member pursuant to subsection (iii) above (but excluding for the avoidance of doubt any amount loaned by such Member to a Delinquent Member pursuant to subsection (iv) above), by (y) the Adjusted Book Value immediately after such Additional Capital Contribution or Debt Reduction Capital Contribution, as the case may be; and

                                             (B) the Percentage Interest of the
                  Delinquent Member shall be reduced to the amount obtained by dividing (x) an amount equal to the sum of (1) the product of the Percentage Interest of the Delinquent Member prior to such adjustment and the Adjusted Book Value immediately prior to such Additional Capital Contribution or Debt Reduction Capital Contribution, as the case may be, and (2) the amount of the Additional Capital Contribution or Debt Reduction Capital Contribution, as the case may be, actually made by the Delinquent Member (or on behalf of the Delinquent Member pursuant to subsection (iv) above), by (y) the Adjusted Book Value immediately after such Additional Capital Contribution or Debt Reduction Capital Contribution, as the case may be.

         For purposes of making any calculation pursuant to this subsection (v), references to "such Additional Capital Contribution or Debt Reduction Capital Contribution" shall mean all amounts contributed by all Members with respect to a particular required Additional Capital Contribution or Debt Reduction Capital Contribution, as the case may be.

                                    (vi) In the event a Contribution Complying
         Member shall elect to fulfill the obligation of a Delinquent Member pursuant to subsections (iii) or (iv) above, the failure of the Delinquent Member to make such an Additional Capital Contribution shall not constitute an Adverse Act, notwithstanding anything to the contrary contained in this LLC Agreement.

                  4.2 Additional Members. The Company shall not admit additional Members to the Company unless either (x) one hundred percent (100%) of the Members or (y) the Board shall consent to the same in writing. The Company may, however, if either of the above written consents are obtained, admit additional Members upon such terms and conditions as may be set forth in such written consent. In the event that upon the admission of an additional Member, the Company shall make an election under Section 743(b) of the Code, such additional Member shall pay all expenses incurred by the Company in the making of such election, including, but not limited to, legal and accounting expenses.

                  4.3 Execute Adoption Agreement. Any additional Member who makes a Capital Contribution to the Company and who is admitted to the Company after the execution of this LLC Agreement shall execute and deliver an Adoption Agreement substantially in the form of Exhibit D attached hereto.

                  4.4 Summary of Capital Contributions. For the purposes of this LLC Agreement, the capital of the Company shall be deemed to include the initial Capital Contributions to the Company made by the Members at the values referred to in the Contribution Agreement and any other amounts subsequently contributed to the capital by the Members.

                  4.5 Capital Accounts. A separate capital account ("Capital Account") shall be maintained in the name of each Member. The Capital Account shall reflect the capital interest of each Member as defined below and shall be maintained in accordance with Section 1.704-1(b)(2)(iv) of the Regulations. The Capital Contributions actually paid into the Company (which for this purpose shall include "deemed" contributions of property to the Company under Code
Section 708) shall be credited to each Member's Capital Account. The Capital Account of each Member shall be increased by (1) the amount of money contributed by that Member to the Company, (2) the fair market value of property or assets contributed by that Member to the Company (net of liabilities secured by such contributed property or assets that the Company is considered to assume or take subject to under Code Section 752), and (3) allocations to that Member of Company income and gain (or items thereof), including income and gain exempt from tax and income and gain as computed for book purposes, in accordance with
Section 1.704-1(b)(2)(iv)(g) of the Regulations, but excluding income and gain described in Section 1.704-1(b)(4)(i) of the Regulations; and shall be decreased by (a) the amount of money distributed to that Member by the Company, (b) the fair market value of property or assets distributed to that Member by the Company (net of liabilities secured by such distributed property or assets that such Member is considered to assume or take subject to under Code Section 752),
(c) allocations to that Member of expenditures of the Company described in Code
Section 705(a)(2)(B), and (d) allocations of the Company loss and deduction (or items thereof), including loss and deduction computed for book purposes, as described in Section 1.704-1(b)(2)(iv)(g) of the Regulations, but excluding items of expenditures of the Company described in Code Section 705(a)(2)(B) allocated to that Member and loss or deduction described in Section 1.704-1(b)(4)(i) or (b)(4)(iii) of the Regulations.

                  4.6 Interest on Capital Contributions. In no event shall any Member receive any interest on such Member's contribution to the capital of the Company, and no Member shall have the right to withdraw or to demand the return of all or any part of its capital contribution, except as specifically provided in this LLC Agreement.

                  4.7 Limited Liability. Except as required by law, no Member or Manager shall be personally liable for any debt, obligation, or liability of the Company, whether that liability or obligation arises in contract, tort, or otherwise.

                  4.8 Members are not Agents. Pursuant to Section 8.2 hereof, the management of the Company is vested in the Manager, subject to the limitations set forth therein. The Members shall have no power to participate in the management of the Company except as expressly authorized by this LLC Agreement and except as expressly required by the LLC Act. No Member, acting solely in the capacity of a Member, is an agent of the Company nor does any Member, unless expressly and duly authorized in writing to do so by the Manager, have any power or authority to bind or act on behalf of the Company in any way, to pledge its credit, to execute any instrument on its behalf or to render it liable for any purpose.

         5. Allocation of Profits and Losses.

                  5.1 Profits and Losses. After giving effect to the special allocations set forth in Sections 5.2 and 5.3 hereof, and notwithstanding any provision to the contrary contained herein, all Profits and Losses derived from the Company, and each item of income, gain, loss, deduction and credit entering into the computation thereof, shall be allocated among the Members in accordance with their respective Percentage Interests in the Company.

                           5.1.1. Loss Limitation. Losses allocated pursuant to
Section 5.1 hereof shall not exceed the maximum amount of Losses that can be allocated without causing any Member to have an Adjusted Capital Account Deficit at the end of any Fiscal Year. In the event some but not all of the Members would have Adjusted Capital Account Deficits as a consequence of an allocation of Losses pursuant to Section 5.1 hereof, the limitation set forth in this
Section 5.1.1 shall be applied on a Member by Member basis and Losses not allocable to any Member as a result of such limitation shall be allocated to the other Members in accordance with the positive balances in such Member's Capital Accounts so as to allocate the maximum permissible Losses to each Member under
Section 1.704-1(b)(2)(ii)(d) of the Regulations.

                  5.2 Special Allocations. The special allocations shall be made in the following order:

                           (a) Minimum Gain Chargeback. Except as otherwise
provided in Section 1.704-2(f) of the Regulations, notwithstanding any other provision of this Section 5, if there is a net decrease in Company Minimum Gain during any Fiscal Year of the Company, each Member shall be specially allocated items of Company income and gain for such Fiscal Year (and, if necessary, subsequent Fiscal Years) in an amount equal to such Member's share of the net decrease in Company Minimum Gain, determined in accordance with Section 1.704-2(g) of the Regulations. Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Member pursuant thereto. The items to be so allocated shall be determined in accordance with Sections 1.704-2(f)(6) and 1.704-1(j)(2) of the Regulations. This Section 5.2(a) is intended to comply with the minimum gain chargeback requirement in Section 1.704-1(f) of the Regulations and shall be interpreted consistently therewith.

                           (b) Member Minimum Gain Chargeback. Except as
otherwise provided in Section 1.704-2(i)(4) of the Regulations, notwithstanding any other provision of this Section 5, if there is a net decrease in Member Nonrecourse Debt Minimum Gain attributable to a Member Nonrecourse Debt during any Fiscal Year of the Company, each Member who has a share of the Member Nonrecourse Debt Minimum Gain attributable to such Member Nonrecourse Debt, determined in accordance with Section 1.704-2(i)(5) of the Regulations shall be specially allocated items of Company income and gain for such Fiscal Year (and, if necessary, subsequent Fiscal Years) in an amount equal to such Member's share of the net decrease in Member Nonrecourse Debt Minimum Gain attributable to such Member Nonrecourse Debt, determined in accordance with Regulations Section 1.704-2(i)(4). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Member pursuant thereto. The items to be so allocated shall be determined in accordance with Sections 1.704-2(i)(4) and 1.704-2(j)(2) of the Regulations. This Section 5.2(b) is intended to comply with the minimum gain chargeback requirement in
Section 1.704-2(i)(4) of the Regulations and shall be interpreted consistently therewith.

                           (c) Qualified Income Offset. In the event any Member
unexpectedly receives any adjustments, allocations, or distributions described in Section 1.704-1(b)(2)(ii)(d)(4), Section 1.704-1(b)(2)(ii)(d)(5), or Section
1.704-1(b)(2)(ii)(d)(6) of the Regulations, items of Company income and gain shall be specially allocated to each such Member in an amount and manner sufficient to eliminate, to the extent required by the Regulations, the Adjusted Capital Account Deficit of such Member as quickly as possible, provided that an allocation pursuant to this Section 5.2(c) shall be made only if and to the extent that such Member would have an adjusted Capital Account Deficit after all other allocations provided for this Section 5 have been tentatively made as if this Section 5.2(c) were not in the LLC Agreement.

                           (d) Gross Income Allocation. In the event any Member
has a deficit Capital Account at the end of any Fiscal Year which is in excess of the sum of (i) the amount such Member is obligated to restore pursuant to any provision of this LLC Agreement, and (ii) the amount such Member is deemed to be obligated to restore pursuant to the penultimate sentences of Sections 1.704-2(g)(1) and 1.704-2(i)(5) of the Regulations, each such Member shall be specially allocated items of Company income and gain in the amount of such excess as quickly as possible, provided that an allocation pursuant to this
Section 5.2(d) shall be made only if and to the extent that such Member would have a deficit Capital Account in excess of such sum after all other allocations provided for in this Section 5 have been made as if Section 5.2(c) hereof and this Section 5.2(d) were not in this LLC Agreement.

                           (e) Nonrecourse Deductions. Nonrecourse Deductions
for any Fiscal Year shall be specially allocated among the Members in proportion to their respective Percentage Interests in the Company.

                           (f) Member Nonrecourse Deductions. Any Member
Nonrecourse Deductions for any Fiscal Year shall be specially allocated to the Member who bears the economic risk of loss with respect to the Member Nonrecourse Debt to which such Member Nonrecourse Deductions are attributable in accordance with Regulations Section 1.704-2(i)(1).

                           (g) Code Section 754 Adjustment. To the extent an
adjustment to the adjusted tax basis of any Company asset pursuant to Code
Section 734(b) or Code Section 743(b) is required, pursuant to Section 1.704-1(b)(2)(iv)(m)(2) or Section 1.704-1(b)(2)(iv)(m)(4) of the Regulations,
to be taken into account in determining Capital Accounts as the result of a distribution to a Member in complete liquidation of its Membership Interest in the Company, the amount of such adjustment to the Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis) and such gain or loss shall be specially allocated to the Members in accordance with their interests in the Company in the event Section 1.704-1(b)(2)(iv)(m)(2) of the Regulations applies, or to the Member to whom such distribution was made in the event Section 1.704-1(b)(2)(iv)(m)(4) of the Regulations applies.

                  5.3 Curative Allocations. The allocations set forth in Sections 5.1.1 and 5.2 hereof (collectively, the "Regulatory Allocations") are intended to comply with certain requirements of the Regulations. It is the intent of the Members that, to the extent possible, all Regulatory Allocations shall be offset either by other Regulatory Allocations or with special allocations of other items of Company income, gain, loss, or deduction pursuant to this Section 5.3. Therefore, notwithstanding any other provisions of this
Section 5 (other than the Regulatory Allocations), the Manager shall make such offsetting special allocations in whatever manner they determine appropriate so that, after such offsetting allocations are made, each Member's Capital Account balance is, to the extent possible, equal to the Capital Account balance such Member would have had if the Regulatory Allocations were not part of this LLC Agreement and all Company items were allocated pursuant to Section 5.1 hereof; provided, however, that the Manager and the manager of Cemex Southeast LLC shall use the same allocation methodology with respect thereto. In exercising its discretion under this Section 5.3, the Manager shall take into account future Regulatory Allocations under Sections 5.2(a) and 5.2(b) hereof that, although not yet made, are likely to offset other Regulatory Allocations previously made under Sections 5.2(e) and 5.2(f) hereof.

                  5.4 Other Allocation Rules.

                           (a) The Members are aware of the federal, state, and
local income tax consequences of the allocations made by this Section 5 and hereby agree to be bound by the provisions of this Section 5 in reporting their shares of Company income and loss for income tax purposes.

                           (b) For purposes of determining the Profits, Losses,
or any other items allocable to any period, profits, losses, and any such other items shall be determined on a daily, monthly, or other basis, as determined by the Manager using any permissible method under Code Section 706 and the Regulations thereunder.

                  5.5 Priority Tax Allocation Rules Where Property Was Contributed To Company With Tax Basis Different From Value (704(c)). Notwithstanding any provision of this LLC Agreement to the contrary, but solely for tax purposes, any gain or loss with respect to property or assets contributed to the Company by a Member shall be allocated among the Members so as to take account of the variation between the adjusted basis and the fair market value of contributed property or assets at the time of contribution. The appreciation or diminution in value represented by the difference between the adjusted basis and the fair market value of the contributed property or assets at the time of the contribution will thus be attributed to the contributing Member upon a subsequent sale or exchange of the property or assets by the Company as required by Section 704(c) of the Code. The appreciation or diminution will also be used in allocating the allowable depreciation or depletion with respect to the property or assets among the contributing Member and the noncontributing Member(s) as required by Section 704(c) of the Code. Furthermore, any gain, loss, depreciation, depletion or amortization, as computed for tax purposes, with respect to property or assets which are revalued pursuant to Section 1.704-1(b)(2)(iv)(f) of the Regulations shall be allocated so as to take account of the variation between the adjusted tax basis and book value of the property or assets as required by Section 704(c) of the Code and
Section 1.704-1(b)(4)(i) of the Regulations. Any elections or other decisions relating to allocations under this Section 5.5 will be made in any manner that the Members determine reasonably reflects the purpose and intention of this LLC Agreement; provided, however, that the same allocation methodology shall be used at Cemex Southeast LLC. Allocations under this Section 5.5 are solely for purposes of federal, state and local taxes and will not affect, or in any way be taken into account in computing, any Member's Capital Account or share of income, losses or other items or distributions under any provision of this LLC Agreement.

         6. Distributions.

                  6.1 Required EBITDA Distributions.

                           (a) Except as provided in Section 12 hereof relating
to the liquidation of the Company, the Manager shall make quarterly distributions to the Members in an amount which shall be at least fifty percent (50%) of EBITDA for such period, but which may, in the sole discretion of the Manager, be as much as seventy-five percent (75%) of EBITDA for such period. For example, if EBITDA shall be US$5,000,000 for the applicable period, each Member's required distribution shall be at least an amount equal to US$2,500,000 multiplied by the Member's respective Percentage Interest, but, if the Manger so determines, the distribution may be as much as US$3,750,000 multiplied by each Member's respective Percentage Interest. Such distributions shall be in proportion to each Member's respective Percentage Interest and shall be made at such times and with such frequency as shall be determined by the Manager, in its discretion, provided that such distributions shall be made not less than on a quarterly basis.

                           (b) The Manager shall determine the Company's EBITDA
for the period with respect to which the distribution is to be made (i.e., month, quarter or other multi-month period) from the regular internal financial reports of the Company prepared by the Manager. Upon the close of each Fiscal Year, the Manager shall determine within thirty (30) days following receipt of the audited financial statements for such Fiscal Year (as required by Section 7 hereof) the Company's EBITDA for the Fiscal Year, as reflected by such audited financial statements and:

                                    (i) in the event the total of all periodic
         distributions made to Members during the Fiscal Year exceeds seventy-five percent (75%) of the EBITDA of the Company for the Fiscal Year, the Manager shall determine the amount of each Member's respective distribution received in excess of said Member's Percentage Interest in seventy-five percent (75%) of the Company's EBITDA (the "Excess Distribution Amount") and the Company shall retain all future distributions to the Member until the Member's Excess Distribution Amount has been recouped by the Company; or

                                    (ii) in the event the total of all periodic
         distributions made to the Members during the Fiscal Year is less than fifty percent (50%) of the EBITDA of the Company for the Fiscal Year, the Manager shall determine the amount of the shortfall and each Member's Percentage Interest in such shortfall amount (the "Member Shortfall Amount") and, within ten (10) days of such determination, shall cause the Company to distribute to each Member the Member Shortfall Amount.

                  6.2 Tax Distributions. If for any reason the distributions of EBITDA pursuant to Section 6.1 hereof are not adequate for such purpose, the Manager shall distribute sufficient amounts of cash to the Members to permit the Members to discharge their obligations to pay federal, state, and local taxes (including estimated taxes) with regard to the Profits and Losses of the Company, if any, calculated at the highest combined local, state and federal marginal income tax rates ("Tax Distributions") applicable to each Member. In the case of Members which are pass through entities, tax distributions shall be computed on the basis of the estimated taxes of the owners of such pass through entities which are attributable to the Profits and Losses of the Company. The Manager shall have the discretion to estimate the amount of taxable income applicable to each Member during the applicable quarter, and to determine the tax rate to be applied to such income; provided, however, that the Manager and the manager of Cemex Southeast LLC shall use the same methodology to make such estimates.

                  6.3 Amounts Withheld. All amounts withheld pursuant to the Code or any provision of any state or local tax law with respect to any payment or distribution to the Members shall be treated as amounts distributed to the Members pursuant to this Section 6 for all purposes under this LLC Agreement. The Manager may allocate any such amounts among the Members in any manner that is in accordance with applicable law.

         7. Fiscal Matters; Books of Account.

                  7.1 Books and Records. The Company books shall be maintained by the Manager at the office of the Company in accordance with the LLC Act. Each Member, Member's agent or attorney shall, upon reasonable request and at the expense of the Member or the Member's agent or attorney during regular business hours, have the right to inspect and copy or be sent copies of all such books and records and any other books and records of the Company. In addition, the Company shall maintain at its offices the following records: (a) a current list of the full name and last known business or residence address of each Member and Manager (which address shall be a street address); (b) a copy of the filed Certificate of Formation, together with executed copies of any powers of attorney pursuant to which any documents have been executed pursuant to the LLC Act; (c) copies of the Company's federal, state, and local income tax returns and reports, if any, for the three (3) most recent years; (d) copies of any then effective limited liability company agreement of the Company, including any amendments thereto; (e) copies of the Company's financial statements for at least the three (3) most recent years; and (f) a copy of the Minor Acquisition Criteria and Minor Investment Criteria, as such criteria may be amended from time to time by the Board. The books shall be closed and balanced at the end of each Fiscal Year and shall be audited for each Fiscal Year by a certified public accounting firm selected by the Manager, subject to the approval of the Board pursuant to Section 8.2(b) (the "Company's Accounting Firm"). The Manager shall be authorized, but not required, to establish reserves for annual accounting and legal fees, real estate taxes, insurance, and any other item for which reserves should be established, as determined by Manager or upon advice of accountants.

                  7.2 Confidentiality. Except as otherwise required by law or judicial order or decree or by any governmental agency or authority, each Member agrees that any information obtained by such Member with respect to the Company and its Subsidiaries shall be treated with the same degree of care (and in no event less than reasonable care) that such Member uses to protect its other confidential information; provided that each such Member may (a) disclose such information to legal counsel, consultants, financial advisors, professionals advising it on matters relating to the Transaction Documents where (i) such disclosure is related to the performance or enforcement of obligations under the Transaction Documents or the consummation of transactions contemplated under the Transaction Documents and (ii) such Member informs the Person to which it is making such disclosure that the disclosed information is confidential, instructs such Person to keep such information confidential and not disclose it to any third party (other than those persons to whom it has already been disclosed in accordance with this Section 7.2), or (b) in connection with the sale or transfer of any Membership Interest , if such Member's transferee or prospective transferee agrees with the Company in writing to be bound by the provisions hereof. In addition, confidential information shall not include information that
(i) is or becomes generally available to the public other than as a result of any disclosure or other action or inaction by such Member or anyone to whom such Member or any of its representatives transmit or have transmitted any information, (ii) is or becomes known or available to such Member on a nonconfidential basis from a source (other than the other Company), or (iii) was independently developed by such Member, provided such independent development can reasonably be proven by the Member's written records. Notwithstanding anything to the contrary in this LLC Agreement, the Company and the Members (collectively, the "Parties") (and each of their employees, representatives, or other agents) may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the transaction, provided, however, that neither Party (nor any of its employees, representatives, or other agents) may disclose any information that is not necessary to understanding the tax treatment and tax structure of the transaction (including the identity of any Party and any information that could lead another to determine the identity of any Party), or any other information to the extent that such disclosure could result in a violation of any federal or state securities law.

         8. Management and Operations of the Company; Powers, and Duties of the Manager.

                  8.1 Various Matters Relating to Members and the Board.

                           (a) Unless otherwise provided in this LLC Agreement
or by nonwaivable provisions of the LLC Act, all Members who have not ceased to be a Member shall be entitled to vote on any matter submitted to a vote of the Members. Except as otherwise provided in this LLC Agreement or by nonwaivable provisions of the LLC Act, all decisions concerning the business and affairs of the Company shall be made by the Manager in accordance with this LLC Agreement. Any action which requires the approval of the Members under this LLC Agreement or by applicable law shall require the approval of a Majority-in-Interest of the Members present or represented by proxy at a meeting at which a quorum is present, or such other proportion of the Members as may be specified in the particular provision of this LLC Agreement which requires any such approval.

                           (b) Any meeting of the Members shall be held at a
location which shall be suggested by Manager and reasonably satisfactory to the Board. Members may be present at any meeting of the Members by telephone or other means of communication, provided that each Member can hear all other present Members. Members may also attend a meeting, and be represented at such meeting, by proxy executed in writing by such Member. The presence (in person, by a representative thereof or by proxy) of one hundred percent (100%) of the Members shall constitute a quorum. In case a quorum shall not be present at any meeting, a Majority-in-Interest present (in person or by proxy) at the meeting shall have the power to adjourn the meeting from time to time until a quorum is present.

                           (c) Any action which may be taken by the Members at a
meeting may be taken in writing without a meeting if approved by the unanimous written consent of all Members.

                           (d) Notice of any meeting of the Members may be
waived by a Member in writing, signed by the designated representative of the Member entitled to the notice, whether before, at or after the time stated for the meeting. Attendance of a Member at any meeting, whether in person, by proxy as provided above or by telephone or other means of communication as provided above, shall constitute waiver of notice of such meeting. Any waiver of notice of a meeting by a Member hereunder shall be equivalent to the giving of such notice for all purposes.

                           (e) Appointment of Board.

                                    (i) The Board shall consist of eight
         individuals, four of whom shall be appointed by Cemex and four of whom shall be appointed by RMUSA. The Chairman of the Board shall be a member of the Board appointed by RMUSA as determined by the members of the Board appointed by RMUSA. Each member of the Board shall serve until the earlier of (i) the appointment of such Board member's successor, (ii) the removal of such Board member in accordance with the terms of this LLC Agreement, (iii) such Board member's resignation, and
         (iv) such Board member's death.

                                    (ii) Any Board member may resign at any time
         by giving written notice to the Company or the Member who appointed such Board member and the remaining Board members. The resignation of any Board member shall take effect upon receipt of that notice or at such later time as shall be specified in the notice. Unless otherwise specified in the notice, the acceptance of the resignation shall not be necessary to make it effective. Upon the resignation of any Board member, a successor may be appointed by the Member who appointed such Board member.

                                    (iii) Any Board member may be removed at any
         time and with or without cause only by the Member who appointed such Board member. Upon the removal of any Board member with or without cause, a successor may be appointed by the Member who appointed such removed Board member.

                                    (iv) Upon the vacancy of any Board member
         for any reason, a successor shall be appointed by the Member who appointed such Board member.

                           (f) Action by Board.

                                    (i) A meeting of the Board shall be held at
         least quarterly, at such time and place as shall be designated by the Chairman of the Board or by a majority of the Board. Other meetings of the Board may be called by the Manager, by the Chairman of the Board or by any Board member. All meetings shall be held upon at least two business days' written notice (with confirmed receipt) to all Board members. Notice of a meeting need not be given to any Board member who signs a waiver of notice or a consent to holding the meeting (which waiver or consent need not specify the purpose of the meeting) or an approval of the minutes thereof, whether before or after the meeting, or who attends the meeting without protesting, prior to its commencement, the lack of notice to such Board member. All such waivers, consents and approvals shall be filed with the Company records or made a part of the minutes of the meeting. Meetings of the Board may be held at any place within or without the State of Delaware which has been designated in the notice of the meeting or at such place as may be approved by the Board. Notwithstanding the foregoing provisions of this paragraph (i), any meetings of the Board shall be held in Houston, Texas or Birmingham, Alabama unless otherwise required by law or agreed to by the Board. Board members may participate in a meeting through use of conference telephone, electronic video screen communication, or other communications equipment, so long as all Board members participating in such meeting can hear one another. Participation in a meeting in such manner constitutes a presence in person at such meeting. The presence of a majority of the members of the entire Board constitutes a quorum of the Board for the transaction of business with respect to such matter.

                                    (ii) Except as otherwise specifically set
         forth herein, the vote of a majority of the Board members present shall constitute the act of the Board; provided, that such majority of the Board members voting (which vote constitutes the act of the Board) includes at least one Board member appointed by each Member.

                                    (iii) Any action required or permitted to be
         taken by the Board may be taken by the Board without a meeting. Such action by written consent shall have the same force and effect as if taken at a meeting of the Board. The text of any such proposed action shall be sent to all members of the Board.

                  8.2 Management and Operations.

                           (a) Subject to the provisions of this LLC Agreement,
including Sections 8.2(b) and (c), the business, property and affairs of the Company shall be managed and all powers of the Company shall be exercised by or under the direction of the Manager. Without limiting the generality of the foregoing, but subject to Sections 8.2(b) and (c), and subject to the express limitations set forth elsewhere in this LLC Agreement, the Manager shall have full authority and discretion and all necessary powers to (i) take any actions it deems necessary or advisable for the administration of the Company's affairs and (ii) manage and carry out the purposes, business, property, and affairs of the Company, including, the power to exercise, on behalf and in the name of the Company, all of the powers described in the LLC Act. The Members shall from time to time at the request of the Manager execute a resolution or other appropriate document which shall evidence the rights and duties of the Manager hereunder.

                           (b) Notwithstanding any other provisions of this LLC
Agreement, without the prior approval of the Board in accordance with Section 8.1(f), the Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly:

                                    (i) Adopt or amend in any material respect
         the annual business plan and the annual budget, including the capital expenditure budget;

                                    (ii) Make a single capital investment or
         series of related capital investments in plants, equipment or other capital assets in excess of US$1,000,000, other than (x) Minor Acquisitions that meet the Minor Acquisition Criteria (as defined below) and, (y) a single capital investment or series of related capital investments in plants, equipment or other capital assets which
         (I) do not, individually or in the aggregate, exceed $10,000,000, and
         (II) are required by Law or a Governmental Authority or are embodied in an order or settlement agreement with a Governmental Authority in a proceeding not initiated by the Company or its Affiliates, provided that, in the case of this clause (y), such investment or series of investments are undertaken by the Company in a manner so as to cause the cost to the Company to be the lowest cost investment(s) that meets the requirements of the applicable Law, are acceptable to the applicable Governmental Authority, or comply with the applicable order or settlement agreement;

                                    (iii) Make any Major Acquisition;

                                    (iv) Make any Minor Acquisition which shall
         not be in compliance with the criteria set forth in Exhibit B-1 (the "Minor Acquisition Criteria"), as such criteria may be amended by the Board from time to time;

                                    (v) Other than the sale of inventory in the
         ordinary course of business, make any sale, lease, exchange, transfer or other disposition of assets in any Fiscal Year where the aggregate value of all such assets during such Fiscal Year would exceed US$2,000,000;

                                    (vi) Incur any indebtedness for borrowed
         money where the amount of such indebtedness incurred, together with all other indebtedness of the Company and its Subsidiaries, exceeds US$1,000,000 in the aggregate; provided that (x) the incurring of indebtedness pursuant to Section 19(a)(ii) or Section 19(c)(ii) shall not require approval of the Board so long as the incurring of such indebtedness, after giving effect thereto, shall not cause the Company's ratio of indebtedness for borrowed money to EBITDA to exceed 3.5:1 and (y) the incurring of indebtedness pursuant to Section 19(a)(iii) or Section 19(c)(iii) shall not require approval of the Board;

                                    (vii) Issue any equity;

                                    (viii) Make aggregate distributions to any
         Member of cash at any level above seventy-five percent (75%) or below fifty percent (50%) of EBITDA for any given Fiscal Year;

                                    (ix) Amend the Ready Mix Boundaries;

                                    (x) Change, modify or amend this LLC
         Agreement;

                                    (xi) Make any determination of the gross
         fair market value of any property or assets contributed to the Company;

                                    (xii) Make any request for an Extraordinary
         Required Additional Capital Contribution pursuant to Section 4.1(b)(i) hereof;

                                    (xiii) Enter into any material joint
         venture, partnership or consortium;

                                    (xiv) Redeem, repurchase, retire or
         otherwise acquire for value of any equity interest in the Company;

                                    (xv) Engage in any material business
         activity outside the general scope of the Primary Business, taken as a whole;

                                    (xvi) Approve the selection of any
         independent accounting firm to audit the Company's financial statements if such firm is not a "Global Six" accounting firm;

                                    (xvii) Engage in any merger, consolidation
         or similar transaction;

                                    (xviii) Engage in any transaction or series
         of related transactions (other than any Permitted Affiliate Transaction) with or for the benefit of the Manager or any of its Affiliates with a value in excess of US$1,000,000; provided, that in any event, any such transaction or series of related transactions, shall be entered on terms no less favorable to the Company than those which it could obtain at that time on an arm's length basis from an unaffiliated third party; provided further, however, that, for purposes of this paragraph, none of Cemex, RMUSA or any of their respective Affiliates shall be deemed to be Affiliates of the Company or any of its Subsidiaries;

                                    (xix) Guarantee or otherwise provide any
         financial accommodation with respect to any indebtedness for borrowed money of any other Person;

                                    (xx) Make any proposal to cause the Company
         to wind up, dissolve, liquidate or file for, or consent to, any bankruptcy or similar proceeding with respect to the Company;

                                    (xxi) Make any non-cash distribution to the
         Members;

                                    (xxii) Grant any lien or encumbrance with
         respect to any asset of the Company or any of its Subsidiaries;

                                    (xxiii) Make any Major Investment;

                                    (xxiv) Make any Minor Investment which shall
         not be in compliance with the criteria set forth in Exhibit B-2 (the "Minor Investment Criteria"), as such criteria may be amended by the Board from time to time; and

                                    (xxv) Adopt any equity or other incentive
         plans for officers, directors or employees of the Company or any of its Subsidiaries.

                           (c) For so long as the Manager is a Member or an
Affiliate of a Member, the other Member(s) shall have the right to reasonably direct the Company's prosecution or defense of any litigation or claim with, by or against the Member that is the Manager or any of such Member's Affiliates (other than the Company and any of its Subsidiaries).

                           (d) Officers.

                                    (i) The Manager may, in its sole discretion,
         from time to time, appoint officers who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Manager. A single person may hold multiple offices. If appointed, the officers listed below shall have the following duties and authority, unless otherwise determined by the Manager, in connection with the management and operations of the Primary Business (provided that if an officer enters into a written employment agreement with the Company, such officer shall also have the duties and authority described in such employment agreement; provided further, that if there are any inconsistencies between such employment agreement and this Section 8.2(d), the provisions set forth in the employment agreement shall control).

                                    (ii) President. The president shall be the
         chief executive officer of the Company and, subject to the general supervision by the Manager, shall have the general and active management, supervision and control of the business and all operations of the Company. The president shall, when present, preside at all meetings of the Members, Board and of the Manager. The president may sign and deliver deeds, mortgages, bonds, contracts, or other instruments on behalf of the Company, except where required by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Manager to some other officer or agent of the Company. In general, the president shall perform all duties and shall have the authority incident to the office of president and such other duties and authority as may be prescribed by the Manager from time to time.

                                    (iii) Vice-Presidents. In the absence of the
         president or in the event of the president's death or inability to act, the vice-president (or in the event there be more than one vice-president, the vice-presidents acting in the order determined by the Manager) shall perform the duties of the president, and when so acting, shall have all the powers of and be subject to all the restrictions upon the president. Any vice-president shall perform such other duties as from time to time may be assigned to the vice-president by the president or by the Manager.

                                    (iv) Secretary. The secretary shall prepare
         and keep the minutes of the proceedings of the Members and of the Manager in one or more books provided for that purpose; have responsibility for authenticating records of the Company; see that all notices are duly given in accordance with the provisions of this LLC Agreement or as required by law; be custodian of the records of the Company; keep a register of the post office address of each Member and Manager which shall be furnished to the secretary by such Member or Manager; and in general perform all duties incident to the office of secretary and such other duties as from time to time may be assigned to the secretary by the president, any vice president or the Manager. If there is no treasurer of the Company, the secretary shall assume the authority and duties of treasurer.

                                    (v) Treasurer. The treasurer shall have
         charge and custody of and be responsible for all funds and securities of the Company, receive and give receipts for moneys due and payable to the Company from any source whatsoever, and deposit all such moneys in the name of the Company in such banks, trust companies or other depositories as may be designated by the Manager, and in general perform all of the duties incident to the office of treasurer and such other duties as from time to time may be assigned to the treasurer by the president, any vice-president or the Manager.

                                    (vi) Assistant Secretaries and Assistant
         Treasurers. The assistant secretary, or if there shall be more than one, the assistant secretaries acting in the order determined by the Manager, shall, in the absence or disability of the secretary, perform the duties and exercise the powers of the secretary. The assistant treasurer, or, if there shall be more than one, the assistant treasurers acting in the order determined by the Manager, shall, in the absence or disability of the treasurer, perform the duties and exercise the powers of the treasurer. The assistant secretaries and assistant treasurers shall all perform such other duties as shall be assigned to them by the secretary and treasurer, respectively, or by the president, any vice-president or the Manager.

                                    (vii) Additional Officers. The Manager may
         appoint such other officers and agents as it shall deem necessary who shall hold their offices for such term and shall exercise such powers and perform such duties as shall be determined from time to time by the Manager.

         All actions taken by the foregoing officers of the Company in accordance with the authority granted to them in this Section 8.2(d) shall be binding on the Company and may be relied upon by third parties, except to the extent any such third party has actual knowledge that such action is in contravention of a resolution passed by the Manager.

                  8.3 Tax Matter and Elections. The Manager shall, without any further consent of the Members being required (except as specifically required herein), make any and all elections for federal, state, local, and foreign tax purposes including, without limitation, any election, if permitted by applicable law: (i) to adjust the basis of Company assets pursuant to Code Sections 754, 734(b) and 743(b), or comparable provisions of state, local or foreign law, in connection with Transfers of Membership Interests and Company distributions;
(ii) with the consent of all of the Members, to extend the statute of limitations for assessment of tax deficiencies against the Members with respect to adjustments to the Company's federal, state, local or foreign tax returns; and (iii) to the extent provided in Code Sections 6221 through 6231 and similar provisions of federal, state, local, or foreign law, to represent the Company and the Members before taxing authorities or courts of competent jurisdiction in tax matters affecting the Company or the Members in their capacities as Members, and to file any tax returns and execute any agreements or other documents relating to or affecting such tax matters, including agreements or other documents that bind the Members with respect to such tax matters or otherwise affect the rights of the Company and the Members. RMUSA is specifically authorized to act as the "Tax Matters Member" under the Code and in any similar capacity under state or local law.

                  8.4 Cash Deposits. All funds of the Company shall be deposited in a United States national or state bank with federal deposit insurance, or in a national brokerage house with deposit insurance. However, the Manager shall not have a duty to seek the highest possible yield for Company funds. Only the Manager (or, in the case of a corporate Manager, its authorized officers or officers of the Company authorized by the Manager) may sign checks and drafts on such account or accounts.

                  8.5 General Duties. The Manager shall take all action that may be necessary or appropriate for the continuation of the Company's valid existence as a limited liability company under the laws of the State of Delaware (and each other jurisdiction in which such existence is necessary to protect the limited liability of the Members or to enable the Company to conduct the business in which it is engaged).

                  8.6 Removal.

                           (a) In the event the Manager is the Majority Member
or an Affiliate thereof, the Majority Member shall have the right to remove and replace the Manager at any time with any Affiliate of the Majority Member (other than the Company and any of its Subsidiaries), provided that such Affiliate shall own a majority interest of the Membership Interest held by the Majority Member and all of its Affiliates.

                           (b) In the event the Manager is not the Majority
Member or an Affiliate thereof, at a meeting of the Members called expressly for that purpose, the Manager may be removed at any time, with or without cause, by the affirmative vote of Members holding a Majority-in-Interest in the Company. A successor Manager may be elected by the affirmative vote of Members holding a Majority-in-Interest in the Company.

                           (c) In the event of a Transfer of Membership
Interests by one or more Members that results in a change in the Majority Member, the new Majority Member shall have the power to remove the Manager and appoint itself or any of its Affiliates as Manager.

                  8.7 Indemnification of Manager(s), Members, Officers and Employees.

                           (a) Every Person (and the heirs, executors and
administrators of such Person) who serves, or has served as a manager (including the Manager), member (including the Members), officer, member of the Board, director or employee of the Company, or of any other entity when requested by the Company, and of which the Company directly or indirectly is or was a security holder or creditor, or otherwise interested, or in the stocks, bonds, securities or other obligations of which it is in any way interested, shall be indemnified by the Company against any and all liability and reasonable expense that may be incurred by such Person in connection with or resulting from any claim, action, suit or proceeding (whether brought by or in the right of the Company or such other entity or otherwise), civil or criminal, or in connection with an appeal relating thereto, in which such Person may become involved, as a party or otherwise, by reason of such Person being or having been a manager, member, officer, member of the Board, director or employee of the Company or such other entity, or by reason of any action taken or not taken by such Person in such capacity, whether such Person continues to be such manager, member, officer, member of the Board, director or employee at the time such liability or expense shall have been incurred, provided such Person acted in good faith and within the scope of such Person's authority in the course of the Company's or such other entity's business and, in addition, in any criminal action or proceeding, had no reasonable cause to believe that such Person's conduct was unlawful.

                           (b) As used herein, the terms "liability" and
"expense" shall include, but shall not be limited to, counsel fees and disbursements and amounts of judgments, fines or penalties against, and amounts paid and settlements by or for such Person. The termination of any claim, action, suit or proceedings, civil or criminal by judgment, settlement (whether with or without court approval) or conviction shall not create a presumption that such person does not meet the standards of conduct set forth herein. Except in the case of an action or suit by or in the right of the Company to procure a judgment in its favor, no indemnification shall be made in respect of any claim, issue or matter as to which such Person shall have been adjudged to be liable for gross negligence or willful misconduct in the performance of such Person's duties to the Company unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

                           (c) Expenses incurred with respect to any such claim,
action, suit or proceeding may be advanced by the Company prior to the final disposition thereof upon receipt of an undertaking by or on behalf of such Person to repay such amount if and to the extent that it shall ultimately be determined that such Person is not entitled to indemnification hereunder.

                           (d) The Manager shall be fully protected in relying
in good faith upon the records of the Company and its Subsidiaries and upon such information, opinions, reports or statements presented to the Company and its Subsidiaries by any of its other Members, or any of the officers, employees or committees of the Company or any of its Subsidiaries, or by any other person, as to matters the Manager reasonably believes are within such other person's professional or expert competence and who has been selected with reasonable care by or on behalf of the Company or any of its Subsidiaries (including information, opinions, reports or statements as to the value and amount of the assets, liabilities, profits, or losses of the Company or any of its Subsidiaries or any other facts pertinent to the existence and amount of assets from which distributions to Members might properly be paid). In addition, the Manager may consult with legal counsel, accountants, appraisers, management consultants, investment bankers and other consultants and advisors selected by them, and any opinion of any such person as to matters which the Manager reasonably believe to be within such person's professional or expert competence shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by the Manager hereunder in good faith and in accordance with such opinion.

                           (e) The Company shall have the power to purchase and
maintain insurance on behalf of any Person who is or was a manager, member, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, partner, employee or agent of another company, corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against such Person and incurred by such Person in any such capacity, or arising out of his status as such, whether or not the Company would have the power to indemnify him against such liability under the provisions of this LLC Agreement.

                           (f) The indemnification authorized in and provided by
this Section 8.7 shall not be deemed exclusive of and shall be in addition to any other right to which those indemnified may be entitled under any statute, rule of law, provision of the Certificate of Formation, this LLC Agreement, other agreement, vote or action of Members or by the Manager, or otherwise, and shall continue as to a Person who has ceased to be a Member or Manager and shall inure to the benefit of the heirs, executors and administrators of such a Person.

                  8.8 Paid Services.

                           (a) The Company shall pay the Manager a monthly
management fee in the amount of $50,000 (the "Services Fee") for the performance by Manager of the Paid Services. The Manager shall have the right to subcontract with an Affiliate of Manager, to provide the Paid Services to the Company. Notwithstanding the foregoing, the Manager shall be responsible, and neither the Company nor Cemex shall be responsible, for (i) any costs or expenses of the Paid Services, and (ii) making any payments to providers of the Paid Services. Cemex, RMUSA and the Company acknowledge and agree that the Paid Services include and require the provision of substantive administrative and oversight services (as enumerated in the definition of Paid Services) and not merely the procurement of such administrative and oversight services from other unaffiliated parties. The amount of the Service Fee shall be increased annually, effective January 1 of each year, by the percentage increase, if any, in the Consumer Price Index - All Urban Consumers (Area: South Urban), as prepared by the U.S. Department of Labor, Bureau of Labor Statistics, from the immediately prior January 1.

                           (b) With respect to the Paid Services, the Manager
shall only be liable to the Company for any loss, liability, damage, claim, expense, fine, penalty, interest cost, or other obligation of any nature arising out of this LLC Agreement to the extent caused by the Manager's, its Affiliates', and their respective directors', officers', employees', and agents' gross negligence, willful misconduct or fraud with respect to the Paid Services under this LLC Agreement. The Company hereby releases the Manager and its Affiliates, and their respective directors, officers, employees, and agents from, and the Company shall indemnify such Persons against, any claim, loss, damage, liability or obligation (including reasonable attorneys' fees and expenses) claimed or asserted in connection with the Paid Services by the Company or any third party attributable to causes other than such Persons' gross negligence, willful misconduct, fraud, or intentional breach of the Manager's obligations with respect to the Paid Services under this LLC Agreement. It is the intention of the parties hereto that the release by, and indemnity obligations of, the Company under this Section 8.8(b) hold the Manager and its Affiliates, and their respective directors, officers, employees, and agents harmless from and against the consequences of their own ordinary negligence with respect to the Paid Services under this LLC Agreement, including to the extent such ordinary negligence is the sole, concurrent, or joint cause of any such claim, loss, damage, liability or obligation.

                  8.9 Fiduciary Duties.

                           (a) Duty of Loyalty. The purposes of this Section
8.9(a) are (i) to set forth the agreement among the Members with respect to the duty of loyalty that the Manager owes to the Members and the Members owe to each other and (ii) to identify the types and categories of activities by the Manager and the Members that do not violate such duty of loyalty. The Members hereby agree that the duty of loyalty consists solely of the duty of the Manager (in its capacity as such) to act in good faith in a manner the Manager reasonably believes to be in the best interest of the Company and the Members. Except as expressly provided in Section 19, the Members and their Affiliates (including, if applicable, the Manager) may engage or invest in, independently or with others, any business activity of any type or description, including those that might be the same as or similar to the Company's business and that might be in direct or indirect competition with the Company. Except as expressly provided in
Section 19, neither the Company nor any other Member shall have any right in or to such other ventures or activities or to the income or proceeds derived therefrom. Except as expressly provided in Section 19, neither any Member nor the Manager shall be obligated to present any investment opportunity or prospective economic advantage to the Company, even if the opportunity is of the character that, if presented to the Company, could be taken by the Company. Except as expressly provided in Section 19, the Members and the Manager shall have the right to hold any investment opportunity or prospective economic advantage for their own account or to recommend such opportunity to Persons other than the Company. Each Member acknowledges that the other Members and their Affiliates (including, if applicable, the Manager) conduct other businesses, including businesses that may compete with the Company and for the Members' time. Each Member hereby waives any and all rights and claims that it may otherwise have against the other Members and their Affiliates (including, if applicable, the Manager) as a result of any of such activities. No Member or officer of the Company shall be required to manage the Company as such Member's or officer's sole and exclusive function. The parties hereby agree and acknowledge that the members of the Board shall be entitled to act solely in the interest of the Member that appointed them. For purposes of this paragraph, neither the Company nor any of its Subsidiaries shall be deemed an Affiliate of any Member.

                           (b) Duty of Care. The purpose of this Section 8.9(b)
is to set forth the agreement among the Members with respect to the duty of care that the Manager owes to the Members and to the Company. The Members hereby agree that such duty of care consists solely of the duty to act with such care as an ordinarily prudent person in a like position would use under similar circumstances. A Manager who so performs such duty of care shall not be liable to the Company or to any other Member for any loss or damage sustained by the Company or any other Member.

                           (c) Totality of Duties. Without limiting the
generality of the foregoing, the Members agree that the foregoing subsections
(a) and (b) describe in its totality the fiduciary duties of the Manager to the Company and its Members, and that the fiduciary duties of the Manager to the Company and its Members shall not be those of a director to a corporation and its shareholders under the DGCL or those of a partner to a partnership and its partners. Any Manager who performs the duties of a Manager in compliance with this Section 8.9 shall not have any liability by reason of being or having been a Manager of the Company. In any action challenging any action or determination of the Board of Managers, the party challenging such action or determination shall have the burden of proving its allegations, and nothing shall shift the burden of proof with respect to the satisfaction of the standard set forth above to the Manager.

                  8.10 Antitrust Compliance. The Members agree and will adhere to the appropriate competitive rules and firewalls set forth herein.

                           (a) Until Cemex, Inc. divests its ownership of the
Allied Assets, Cemex, Inc. personnel who sit on the Company's Board shall not be involved in or privy to any decision making regarding customers or the price, terms or conditions at which ready mix is sold by the Company, nor shall they have access to any such information.

                           (b) No Cemex, Inc. personnel involved in the sale or
distribution of cement to ready mix companies in the Cement Boundaries or the Ready Mix Boundaries shall be appointed to the Board of the Company, nor shall such persons have access to any competitively sensitive information pertaining to the sale of ready mix by the Company.

                           (c) The Company agrees to develop and implement
antitrust compliance programs to assure its compliance with all applicable antitrust and competition laws.

         9. Transfers of Membership Interest.

                  9.1 Transfer Restrictions.

                           (a) No Member shall Transfer all or any portion of
its Membership Interest in the Company except in strict compliance with the terms and conditions of this Section 9. The foregoing notwithstanding, neither RMUSA nor any of its Affiliates shall Transfer (other than a Permitted Transfer or upon exercise of the Put Option or pursuant to Section 9.4) all or any portion of its Membership Interest in the Company for a period commencing on the date hereof and ending on the date on which the Put Option is no longer exercisable by RMUSA pursuant to Section 9.6 hereof. Any attempted Transfer in violation of this Section 9 shall be null and void and of no effect whatsoever. Each Member hereby acknowledges the reasonableness of the restrictions on Transfer imposed by this LLC Agreement in view of the Company's purposes and the relationship between the Members. Accordingly, the restrictions on Transfer contained herein shall be specifically enforceable. Each Member hereby further agrees to hold the Company and each other Member (and each such Member's successors and permitted assigns) wholly and completely harmless from any cost, liability, or damage (including, without limitation, liabilities for income taxes, legal fees, expenses and other costs of enforcing this indemnity) incurred by any of such other Members and indemnified Persons as a result of a Transfer or an attempted Transfer by the Member in violation of this LLC Agreement. A Member shall not be entitled to Transfer all or any portion of its Membership Interest in the Company unless such Member is also transferring a pro rata portion of its membership interest in Cemex Southeast LLC.

                           (b) With respect to each Member, any transaction or
series of related transactions that results in any holder of the Membership Interests no longer being an Affiliate of the ultimate parent of such Member on the Contribution Date (with respect to such Member, the "Ultimate Parent") shall constitute a Transfer of the Membership Interest held by such holder for all purposes of this Section 9.

                           (c) If a Member is a Member by virtue of the fact
that an Affiliate of such Member (the "Base Member") has transferred any of the Membership Interest owned by such Base Member to such Member, but as a result of a proposed transaction such Member will no longer be an Affiliate of the Ultimate Parent of such Base Member, then unless the consent contemplated by
Section 9.2(c)(i) hereof is obtained prior to the consummation of such proposed transaction, any Membership Interest beneficially owned by such Member must be transferred to an Affiliate of the Ultimate Parent of such Base Member prior to such Member's loss of Affiliate status in respect of the Ultimate Parent of such Base Member, provided that if such transfer does not occur prior to such loss of such Affiliate status, in addition to any remedy available to the Company for the breach of this LLC Agreement resulting therefrom, such Member shall automatically cease to be a Member, and the Company shall be entitled to treat the Ultimate Parent of such Base Member as the holder of the Membership Interest held by such Member for all purposes hereunder, notwithstanding any prior registration or recognition of the transfer of such Membership Interest to such Member.

                           (d) For purposes of this Section 9.1, the "Ultimate
Parent" of each Member shall be as set forth on Schedule 9.1(d) hereof.

                  9.2 Consent and Other Requirements. Neither Member will Transfer (other than a Permitted Transfer) all or any portion of its Membership Interest in the Company, unless:

                           (a) prior to the Transfer, the Company receives,
unless waived by the non-transferring Member, in writing, an opinion of counsel reasonably satisfactory to the non-transferring Member that such Transfer is not subject to registration under, or is exempt from the registration requirements of, the applicable state and federal securities laws;

                           (b) contemporaneously with the Transfer, the
transferee shall execute the Adoption Agreement in the form of Exhibit D and the transferee shall pay all reasonable expenses, including attorneys' fees, incurred by the Company in connection with such Transfer; and

                           (c) the transferring Member shall either:

                                    (i) first obtain the written consent to such
         Transfer by each of the non-transferring Members; or

                                    (ii) comply with the provisions of Sections
         9.3 and 9.4 hereof as applicable.

                  9.3 Right of First Refusal.

                           (a) Subject to the second sentence of Section 9.1(a)
hereof, in the event any Member (the "Transferring Member") receives a bona fide third party offer to acquire any or all of such Transferring Member's Membership Interest or any interest therein (other than a Permitted Transfer), including any transaction that constitutes a Transfer under Section 9.1(b) or (c), which offer such Transferring Member wishes to accept, such Transferring Member shall promptly notify the other Member (the "Non-Transferring Member") in writing of such offer (the "Offer Notice"), setting forth the name and address of the prospective purchaser or acquiror, the amount of the Transferring Member's Membership Interests to be Transferred, the price or method of determining such price as designated by the Transferring Member and the prospective purchaser or acquiror (the "Offer Price"), and the material terms and conditions of such proposed Transfer, subject to Section 9.3(f). The Non-Transferring Member shall have a period of thirty (30) days (the "Offer Option Period") after the receipt of the Offer Notice within which to notify such Transferring Member in writing that it wishes to acquire all (but not less than all) of such Membership Interests that are proposed to be Transferred at a price equal to the Offer Price and, upon the same terms and conditions set forth in the Offer Notice (the "Offer Acceptance Notice"), subject to Section 9.3(f); provided, however, that the Non-Transferring Member shall not be entitled to provide both an Offer Acceptance Notice under this Section 9.3 and a Tag Along Notice pursuant to the terms of Section 9.4 hereof.

                           (b) If the Non-Transferring Member gives the
Transferring Member an Offer Acceptance Notice within the Offer Option Period, then it shall be obligated to purchase all (but not less than all) of such Membership Interests that are proposed to be Transferred at a price equal to the Offer Price and upon the same terms and conditions set forth in the Offer Notice, subject to Section 9.3(f), and shall have up to one (1) year after it gives such Offer Acceptance Notice to do all the things necessary to consummate the transaction, including, but not limited to, receiving consents and entering into agreements. If the Non-Transferring Member receives such consents and enters into such agreements as are necessary to consummate the transactions, then such Transferring Member shall be obligated to Transfer to the Non-Transferring Member, and the Non-Transferring Member shall be obligated to acquire from such Transferring Member, such Membership Interests at the Offer Price and, on the terms and conditions set forth in the Offer Notice, subject to
Section 9.3(f). Within thirty (30) days following the closing of the purchase by the Non-Transferring Member of the Transferring Member's Membership Interests (the "Transfer Closing"), the Company shall distribute to the Transferring Member (A) an amount equal to the product of (x) the Percentage Interest of the Transferring Member immediately prior to the Transfer Closing and (y) all EBITDA earned by the Company from the date of the Offer Acceptance Notice through the date of the Transfer Closing that has not been distributed to the Members pursuant to and in accordance with Section 6.1(a) hereof and (B) an amount equal to the product of (x) the Percentage Interest of the Transferring Member immediately prior to the Transfer Closing and (y) all cash in excess of the sum of (i) the average current liabilities of the Company for the preceding twelve
(12) months and (ii) the aggregate amount of cash necessary to fund budgeted capital expenditures.

                           (c) Subject to Section 9.4 hereof, if the
Non-Transferring Member does not give an Offer Acceptance Notice to such Transferring Member within such Offer Option Period, such Transferring Member shall be free to Transfer such Membership Interests to the party named in the Offer Notice, provided that such Transfer is consummated within one (1) year after the Offer Sale Reference Date (as defined below) at a price equal to or greater than the Offer Price and upon substantially the same terms and conditions (other than the price, which may be higher than the Offer Price) as are set forth in the Offer Notice.

                           (d) If the Non-Transferring Member gives an Offer
Acceptance Notice within the Offer Option Period and fails to consummate the transaction within one (1) year after it gives such Offer Acceptance Notice, in addition to other available remedies in respect of such failure, the Transferring Member shall be free to Transfer its Membership Interest to the party named in the Offer Notice at a price and on terms determined by the Transferring Member (which shall not be required to be the terms set forth in the Offer Notice), provided that such Transfer is consummated within one (1) year after the Offer Sale Reference Date. In addition to the foregoing, such failure by the Non-Transferring Member to consummate the transaction within the one (1) year period after it gives the Offer Acceptance Notice shall, at the election of the Transferring Member, constitute an Adverse Act; provided, however, that notwithstanding anything to the contrary in Section 11.1 hereof, the Transferring Member must make such election within one (1) year after the Offer Sale Reference Date. The right of the Transferring Member to elect an Adverse Act shall not be assignable to the buyer in the proposed Transfer transaction and in the event the Transferring Member elects to have the failure by the Non-Transferring Member constitute an Adverse Act, the subsequent Transfer by the Transferring Member of its Membership Interest as contemplated in the first sentence of this paragraph shall result in the Non-Transferring Member no longer being an Adverse Member. If the Transferring Member elects to cause the Non-Transferring Member to be an Adverse Member, as provided above, the Non-Transferring Member will be an Adverse Member until the earliest to occur of (i) a Transfer by the Transferring Member of its Membership Interest as contemplated in the first sentence of this paragraph, (ii) the purchase by the Transferring Member of the Membership Interest of the Non-Transferring Member pursuant to Section 11.1(d), or (iii) in the event that the Non-Transferring Member makes a bona fide tender to the Transferring Member of the Offer Price set forth in the Offer Notice in immediately available funds against delivery of the Membership Interest of the Transferring Member then, (x) if the Transferring Member accepts such tender (which it shall be entitled to accept or reject in its sole discretion), the date of the transfer of such Membership Interest to the Non-Transferring Member or (y) if the Non-Transferring Member does not accept such tender, the 60th day after such tender.

                           (e) The "Offer Sale Reference Date" shall mean (i)
the date on which the Offer Option Period expires or (ii) if the Non-Transferring Member shall have given the requisite written notice during the Offer Option Period but shall have failed to consummate such transaction within the one (1) year period provided above, the date on which such one year period shall end; provided, that if during such one year period the Non-Transferring Member shall have notified such Transferring Member in writing that the Non-Transferring Member will not consummate such transaction and that the Non-Transferring Member waives its rights under this Section 9.3 with respect to that particular Offer Notice, then the Offer Sale Reference Date shall be the date of such notice from the Non-Transferring Member.

                           (f) For purposes of this Section 9.3 and Section 9.4
hereof, with respect to any transaction that constitutes a Transfer under
Section 9.1(b) or (c) (an "Indirect Sale"):

                                    (i) the Offer Price shall be the amount
         designated by the Transferring Member and the prospective purchaser or acquiror;

                                    (ii) the "terms and conditions" of such
         Indirect Sale shall be deemed to contemplate a direct transfer of the Membership Interest on the other terms and conditions of such Indirect Sale; provided, however, that for purposes of this Section 9.3 any such terms and conditions that relate solely to the form of transaction which are not applicable to such deemed form shall be disregarded (for example, if the Indirect Sale is a merger, and a condition to such merger is the filing of a certificate of merger with the applicable secretary of state, such condition shall be disregarded for purposes of this Section 9.3); and

                                    (iii) with respect to this Section 9.3, at
         the election of the Transferring Member, the sale of the Membership Interest pursuant to Section 9.3(b) shall be conditioned upon the closing of the Indirect Sale that gave rise to the obligation to provide the Offer Notice with respect to such sale.

                           (g) For the avoidance of doubt, for purposes of this
Section 9.3, with respect to any transaction that constitutes a Transfer under
Section 9.1(b) or (c), the only right of the Non-Transferring Member shall be to purchase the Membership Interest of the Transferring Member, and not any other assets or securities being transferred by the Transferring Member or any of its Affiliates.

                  9.4 Tag Along Right.

                           (a) In lieu of delivering an Offer Acceptance Notice,
the Non-Transferring Member shall have the right (the "Tag Along Right"), during the Offer Option Period, to deliver a written notice (the "Tag Along Notice") to the Transferring Member, requesting to include in such Transfer a percentage of its Membership Interest equal to or less than the Prorata Portion (as hereinafter defined) of the Membership Interest of the Non-Transferring Member. The "Prorata Portion" with respect to the Non-Transferring Member shall equal the product of (i) the Membership Interest of the Non-Transferring Member, and a fraction (x) the numerator of which shall be equal to the amount of the Transferring Member's Membership Interests to be Transferred and (y) the denominator of which shall be equal to the total Membership Interests of the Transferring Member.

                           (b) In the event the Non-Transferring Member shall
have delivered a Tag Along Notice to the Transferring Member prior to the expiration of the Offer Option Period, the Transferring Member, shall include in any such Transfer upon the same terms and conditions, the Pro Rata Portion of the Non-Transferring Member's Membership Interest. Such terms and conditions shall include, without limitation, (i) the Transfer consideration and (ii) the provision of information, representations, warranties, covenants and requisite indemnifications. Any Tag Along Notice shall be irrevocable once received by the Transferring Member.

                           (c) If the Non-Transferring Member shall not have
delivered the Tag Along Notice during the Offer Option Period, it shall be deemed to have irrevocably waived its rights under this Section 9.4 with respect to the Transfer contemplated by the Offer Notice.

                           (d) In addition to any other available remedies, in
the event that the Non-Transferring Member who gives a Tag Along Notice within the Offer Option Period to Transfer its Membership Interest pursuant to the transaction set forth in the Offer Notice breaches any of its obligations to the purchaser under the Non-Transferring Member's agreement with the purchaser related to such transaction, where (i) such transaction involves the Transfer of all of the Membership Interest of the Non-Transferring Member as well as all of such Member's membership interest in Cemex Southeast LLC, and (ii) such breach causes the contemplated transaction to be terminated by the purchaser, shall, at the election of the Transferring Member, constitute an Adverse Act; provided, however, that notwithstanding anything to the contrary in Section 11.1 hereof, the Transferring Member must make such election within sixty (60) days after the date on which the Transfer subject to such Tag Along Notice would have occurred but for the failure of the Non-Transferring Member. The right of the Transferring Member to elect an Adverse Act shall not be assignable to the buyer in the proposed Transfer transaction. If the Transferring Member elects to cause the Non-Transferring Member to be an Adverse Member, as provided above, the Non-Transferring Member will be an Adverse Member until the earliest to occur of
(i) the purchase by the Transferring Member of the Membership Interest of the Non-Transferring Member pursuant to Section 11.1(d) hereof, or (ii) the Non-Transferring Member has fully indemnified the Transferring Member from and against any and all Damages incurred by the Transferring Member arising out of or relating to the Non-Transferring Member's failure to consummate such transaction.

                  9.5 Certain Permitted Transfers. Subject to Sections 9.1(a),
(b) and (c) hereof, each Member shall be entitled to Transfer all or any portion of its Membership Interest in the Company to such Member's Affiliates (a "Permitted Transfer"); provided, however, that such transferee(s) (the "Permitted Transferee(s)") shall become parties to, and shall be subject to the terms and conditions of, this LLC Agreement; provided, further, that if any such Transfer shall result in a termination of the Company within the meaning of ss. 708 of the Code, such Transfer shall be prohibited and not constitute a Permitted Transfer. Any such Permitted Transferee shall automatically and without further action of the Board, the Manager or the Members become an additional or substitute member of the Company, as applicable. For purposes of this Section 9.5, none of Cemex, RMUSA or any of their respective Affiliates shall be deemed to be Affiliates of the Company or Cemex Southeast LLC or any of their respective Subsidiaries.

                  9.6 Option of RMUSA to Put Membership Interest. Notwithstanding any provision herein to the contrary, RMUSA shall have the option, exercisable at its sole and absolute discretion, to require Cemex, Inc. to purchase all, but not less than all, of the Membership Interest in the Company held by RMUSA and its Affiliates on the terms and conditions contained in this Section 9.6 (the "Put Option"). RMUSA and Cemex, Inc. acknowledge and agree that the Put Option may only be exercised by RMUSA together with an exercise of its similar right to require Cemex, Inc. to purchase all of the membership interests of RMUSA and its Affiliates in Cemex Southeast LLC pursuant to the Cemex Southeast LLC Operating Agreement. For purposes of this Section 9.6, neither the Company nor any of its Subsidiaries shall be deemed an Affiliate of any Member.

                           9.6.1 Put Option Term.

                           (a) Subject to paragraph (b) below, the Put Option
may be exercised by RMUSA at any time during the period commencing on the expiration of three (3) years from the Contribution Date and expiring twenty-five (25) years from the Contribution Date. The foregoing notwithstanding, in the event Cemex or any of its Affiliates receives a bona fide third party offer to acquire any or all of its Membership Interest or any interest therein (other than a Permitted Transfer), including any transaction that constitutes a Transfer under Section 9.1(b) or (c) hereof, which results in Cemex or an Affiliate thereof giving an Offer Notice as contemplated in Section 9.3 prior to the third (3rd) anniversary of the Contribution Date, the Put Option shall become exercisable immediately and shall remain exercisable, subject to paragraph (b) below, until (i) the proposed Transfer is consummated, or (ii) the proposed Transfer is abandoned by Cemex or its Affiliates or the proposed purchaser (unless such event occurs on or following the date which is the third (3rd) anniversary of the Contribution Date, in which case the Put Option shall remain exercisable subject to the other terms and conditions of this LLC Agreement).

                           (b) Notwithstanding anything in this LLC Agreement to
the contrary,

                                    (i) in the event either RMUSA delivers an
         Offer Acceptance Notice or a Tag Along Notice with respect to a proposed Transfer by Cemex or any of its Affiliates in accordance with
         Section 9.3 or 9.4, as the case may be, or RMUSA fails to deliver a Notice pursuant to Section 9.6.2 during any Offer Option Period with respect to a Transfer Notice concerning a Transfer by Cemex or any of its Affiliates of all of the Membership Interests in the Company held by Cemex and its Affiliates, then RMUSA's right to exercise the Put Option shall be suspended as of the date of such Offer Acceptance Notice or Tag Along Notice, or at the end of such Option Offer Period, as the case may be, and either (x) the Put Option shall terminate and be of no further effect (1) upon the consummation of the purchase by RMUSA of all of the Membership Interest of Cemex and its Affiliates in the Company pursuant to Section 9.3, whereupon neither Cemex nor any of its Affiliates remain as Members of the Company, or (2) upon the consummation of the sale by RMUSA (or its Affiliates) of all of the Membership Interest of RMUSA (or its Affiliates, as the case may be) in the Company pursuant to Section 9.4, whereupon neither RMUSA nor any of its Affiliates remain as Members of the Company, or (y) RMUSA's right to exercise the Put Option shall be reinstated from and after

                                             (A) the termination of the proposed
                  Transfer by Cemex (or its Affiliates) of all of the Membership Interest of Cemex (and its Affiliates) pursuant to Section 9.3 where such termination is due to the failure of Cemex (or its Affiliates) to consummate such Transfer in breach of its obligations with respect thereto,

                                             (B) the consummation of the
                  purchase by RMUSA of the Membership Interest of Cemex and its Affiliates in the Company pursuant to Section 9.3 which constitutes a Transfer of less than all of the Membership Interest of Cemex and its Affiliates in the Company and whereupon following such purchase Cemex or its Affiliates continue to hold a Membership Interest in the Company, or

                                             (C) the abandonment of the proposed
                  Transfer that was the subject of the Tag Along Notice and the termination of any definitive agreement with respect to such proposed Transfer; provided however, that in the event the proposed Transfer giving rise to rights in RMUSA under Section
                  9.4 is with respect to a transfer of less than all of Cemex's (or its Affiliate's) Membership Interest, the suspension contemplated above shall apply only to the Put Option as it concerns the Membership Interests proposed to be transferred by RMUSA (or its Affiliate) pursuant to Section 9.4 and RMUSA shall retain its rights to exercise the Put Option with respect to any remaining portion of its Membership Interest;

                                    (ii) in the event that RMUSA is the
         Non-Transferring Member who failed to consummate the Transfer pursuant to the terms of Section 9.3(b), then RMUSA's right to exercise the Put Option shall remain suspended as of the Offer Sale Reference Date and the Put Option shall terminate and be of no further effect upon the Transfer of all of Cemex's (or its Affiliate's) Membership Interests in accordance with Section 9.3(d) hereof;

                                    (iii) in the event RMUSA or any of its
         Affiliates is the Non-Transferring Member and Cemex or any of its Affiliates is the Transferring Member, as contemplated in Section 9.3, and the proposed Transfer will result in the Transfer of all of the remaining Membership Interest of Cemex and all of its Affiliates (and a Transfer of all of the remaining Membership Interest of Cemex and all of its Affiliates in Cemex Southeast LLC, if any), and upon receiving the Offer Notice neither RMUSA nor any of its Affiliates gives an Offer Acceptance Notice or Tag Along Notice to Cemex within the Offer Option Period, and RMUSA does not exercise its Put Option, and Cemex and any of its Affiliates, as the case may be, thereafter consummates the Transfer of all of the remaining Membership Interest of Cemex and its Affiliates (and a Transfer of all of the remaining Membership Interest of Cemex and all of its Affiliates in Cemex Southeast LLC, if any), as contemplated herein, upon the consummation of the Transfer the Put Option shall terminate and be of no further effect;

                                    (iv) in the event RMUSA or any of its
         Affiliates is an Adverse Member pursuant to clause (ii) or (v) of the definition of Adverse Act, then RMUSA's right to exercise the Put Option shall be suspended until RMUSA is no longer an Adverse Member; and

                                    (v) in the event RMUSA or any of its
         Affiliates is an Adverse Member pursuant to clause (i) of the definition of Adverse Act, then, in the event RMUSA exercises the Put Option following the sixtieth (60th) day after the Non-Adverse Member gives the written notice set forth in Section 11.1 to RMUSA or any of such Affiliates, the Purchase Price shall be reduced to the Buyout Purchase Price.

                           9.6.2 Exercise. RMUSA may exercise the Put Option by
delivering to Cemex, Inc. a written notice of such exercise (the "Notice").

                           9.6.3 Purchase Price. (a) Except as provided in
Section 9.6.1(b)(v), the price which Cemex, Inc. shall pay to RMUSA for RMUSA's Membership Interest pursuant to the Put Option (the "Purchase Price") shall be determined based on one of the following formulas in accordance with paragraph
(b) below:

                                    (i) an amount equal to the product of (x)
         RMUSA's Percentage Interest as of the Exercise Date and (y) the Adjusted Book Value as of the Exercise Date;

                                    (ii) an amount equal to (x) (A) eight (8)
         times the average EBITDA of the Company over the three (3) Fiscal Years immediately preceding the Exercise Date minus (B) the Company's Debt as of the Exercise Date, multiplied by (y) RMUSA's Percentage Interest as of the Exercise Date [(A - B) * y]; or

                                    (iii) an amount equal to (x) (A) eight (8)
         times the EBITDA of the Company during the Fiscal Year immediately preceding the Exercise Date minus (B) the Company's Debt as of the Exercise Date, multiplied by (y) RMUSA's Percentage Interest as of the Exercise Date [(A - B) * y].

                           For the avoidance of doubt, the Purchase Price shall
be determined as set forth above and there shall be no adjustment to the amounts so determined for Working Capital (although the parties acknowledge that the amount of Working Capital will affect the calculation pursuant to clause (i) above). The parties acknowledge that Cemex shall be entitled to retain all Working Capital in the Company as of the Put Option Closing.

                           (b) RMUSA and Cemex, Inc. acknowledge and agree that
the pricing methodology which shall apply to the sale of the Membership Interests of RMUSA and its Affiliates in the Company shall be the same methodology as applies to the sale by RMUSA and its Affiliates of their Membership Interests in Cemex Southeast LLC and shall be the methodology that yields the highest result for the combined companies even if the methodology utilized results in a negative number under this Section 9.6.3 or under Section 9.6.3 of the Cemex Southeast LLC Agreement. In the event that the pricing methodology utilized under this Agreement pursuant to the immediately preceding sentence results in a negative Purchase Price, then Cemex, Inc. shall be entitled to a credit in an amount equal to the absolute value of the Purchase Price against any amounts due from Cemex, Inc. to RMUSA pursuant to
Section 9.6.3 of the Cemex Southeast LLC Agreement. In the event that the pricing methodology utilized under the Cemex Southeast LLC Agreement results in a negative purchase price thereunder, then Cemex, Inc. shall be entitled to a credit in an amount equal to the absolute value of such purchase price against any amounts due from Cemex, Inc. to RMUSA pursuant to this Section 9.6.3, such credit to be applied as of the Put Option Closing. In the event that the pricing methodology utilized results in a negative Purchase Price and a negative purchase price under the Cemex Southeast LLC Agreement (an absolute negative number), then RMUSA shall pay to Cemex, Inc. the amount equal to the absolute value of such total negative amount at the Put Option Closing by wire transfer of immediately available funds.

                           (c) For purposes of determining the Purchase Price
under this Section 9.6.3, to the extent the Company shall acquire any business(es) or assets associated therewith ("Acquired Business"), which shall have been owned by the Company for less than twelve (12) calendar months during the Fiscal Year immediately preceding the Exercise Date, EBITDA of the Company for the Fiscal Year immediately preceding the Exercise Date shall be increased by an amount which shall consist of the Prorata EBITDA, as such term is defined below, in connection with such Acquired Business. For purposes hereof, the term "Prorata EBITDA" shall mean, with respect to a particular Acquired Business, the EBITDA of the Acquired Business for the twelve
(12) month period immediately preceding the date of the acquisition of the Acquired Business ("Acquisition Date") by the Company multiplied by a fraction, the numerator of which shall be equal to (x) twelve (12) less (y) the number of months that have elapsed from the Acquisition Date to the end of the Fiscal Year immediately preceding the Exercise Date, or, with respect to Section 11, the Adverse Act Exercise Date, and the denominator of which shall be twelve (12). For example, if the EBITDA of the Acquired Business for the twelve (12) month period prior to the Acquisition Date shall be US$1,000,000 and the Acquisition Date shall be three (3) months prior to the end of the Fiscal Year immediately preceding the Exercise Date, EBITDA shall increase by US$750,000, or US$1,000,000 x 9/12.

                           (d) For purposes of the calculations of clauses
(a)(ii) and (iii) above, in the event that EBITDA of the Company includes EBITDA of assets that have been divested by the Company at any time prior to the Exercise Date, EBITDA of the Company shall be adjusted to subtract the EBITDA attributable to the divested assets during the period of time referred to in clauses (a)(ii) and (iii), respectively.

                           (e) If at any time following the exercise of the Put
Option a member (other than the Company) of either Reynolds, River City or RCI Marine purchases the membership interest held by the Company in any of such companies upon the exercise of the member's respective right under Section 9.2 of each of the Reynolds Operating Agreement, the River City Operating Agreement or the RCI Marine Operating Agreement, respectively (such member, the "Purchasing Member"), the Purchase Price shall be recalculated as if the membership interest held by the Company in any such company was divested prior to the Exercise Date in accordance with clause (d) above, and for purposes of Section 9.6.3(a)(i), the Adjusted Book Value shall be reduced by the book value of the transferred membership interests in any such company. Upon receipt of the proceeds from the Purchasing Member, Cemex shall pay to RMUSA an amount equal to the product of (x) the amount of such proceeds and (y) RMUSA's Percentage Interest as of the Exercise Date. Notwithstanding anything herein to the contrary, RMUSA shall cause the Company to take any and all actions in connection with a request by a Purchasing Member to purchase any membership interest of the Company in Reynolds, River City or RCI Marine, as the case may be, as directed by Cemex.

                           9.6.4 Payment Terms.

                           (a) Within sixty (60) days after the Exercise Date,
the Company shall distribute to the Members all cash, if any, in excess of the sum of (i) the average current liabilities of the Company for the preceding twelve (12) months and (ii) the aggregate amount of cash necessary to fund budgeted capital expenditures. A percentage of the portion of such distribution to which Cemex would otherwise be entitled equal to one minus the Applicable Tax Rate shall be paid to RMUSA (the amount so paid to RMUSA is referred to herein as the "Cemex Post-Exercise Special Cash Distribution") and credited against the Initial Payment (as defined below).

                           (b) Cemex, Inc. shall pay the Purchase Price as
follows:

                                    (i) at the Put Option Closing, Cemex, Inc.
         shall pay by wire transfer of immediately available funds an amount (the "Initial Payment") equal to the greater of $200,000,000 or forty percent (40%) of the Purchase Price;

                                    (ii) on the first (1st) anniversary of the
         Put Option Closing, Cemex, Inc. shall pay by wire transfer of immediately available funds an amount (the "Second Installment") equal to thirty percent (30%) of the Purchase Price; and

                                    (iii) on the second (2nd) anniversary of the
         Put Option Closing, Cemex, Inc. shall pay by wire transfer of immediately available funds an amount (the "Third Installment") equal to the remainder of the Purchase Price.

provided, however, that notwithstanding the foregoing in no event shall the aggregate amount paid (and deemed paid) by Cemex, Inc. pursuant to clauses (i),
(ii) and (iii) exceed the Purchase Price. For purposes of the foregoing, Cemex, Inc. shall be deemed to have paid to RMUSA (and shall be credited against the amounts payable pursuant to the immediately preceding sentence), the Cemex Post-Exercise Special Cash Distribution (which shall be credited against the Initial Payment) and any Cemex Post-Exercise Regular Cash Distributions (each of which shall be credited against the immediately following installment). Notwithstanding the foregoing, Cemex, Inc. shall have the right to prepay all or any part of the remaining amount of the Purchase Price at any time. For example, if the Purchase Price is $700,000,000 and the Cemex Post-Exercise Special Cash Distribution is $5,001,000, and assuming no Cemex Post-Exercise Regular Cash Distributions or prepayments are made, then $274,999,000 shall be paid by Cemex, Inc. to RMUSA at the Put Option Closing, $210,000,000 shall be paid by Cemex, Inc. to RMUSA on the first anniversary of the Put Option Closing and $210,000,000 shall be paid by Cemex, Inc. to RMUSA on the second anniversary of the Put Option Closing.

                           (c) Beginning on the Exercise Date and continuing
until the Purchase Price is paid in full to RMUSA, a percentage of the portion of each cash distribution made by the Company to which Cemex would otherwise be entitled (other than the distribution contemplated by Section 9.6.4(a)) equal to one minus the Applicable Tax Rate shall be paid to RMUSA (the amount so paid to RMUSA is referred to herein as the "Cemex Post-Exercise Regular Cash Distributions") and credited against the next installment of the Purchase Price.

                           (d) In the event as of the Put Option Closing RMUSA
owes an outstanding indemnity obligation to Cemex or its Affiliates or to the Company or Cemex Southeast LLC or any of their respective Subsidiaries pursuant to Section 9.2 of the Contribution Agreement or Section 9.2 of the Cemex Contribution Agreement, which indemnity obligation has been finally determined and quantified (whether through agreement of the parties or final, non-appealable judgment) pursuant to the terms and procedures set forth in
Article 9 of the Contribution Agreement or the Cemex Contribution Agreement, as the case may be, the amount of such indemnity obligation shall be offset against the Purchase Price, and the amount thereof shall be deemed paid at the Put Option Closing.

                           9.6.5 Closing. (a) The closing of the transaction
contemplated by this Section 9.6 (the "Put Option Closing") shall occur on a date chosen by Cemex, Inc., in no event later than twelve (12) months after the Exercise Date, at a time and place mutually agreeable to RMUSA and Cemex, Inc. At the Put Option Closing:

                           (i) Cemex, Inc. shall deliver to RMUSA:

                                    (x) the balance of the Initial Payment in
                           immediately available funds; and

                                    (y) any other documents or agreements
                           required by this LLC Agreement or necessary to effectuate the intended transfer.

                           (ii) RMUSA shall deliver to Cemex, Inc., or at its direction:

                                    (x) duly executed assignment of that certain
                           portion of its Percentage Interest determined in accordance with Section 9.6.5(b);

                                    (y) a certificate, dated as of the closing
                           date, containing a representation and warranty that on the closing date RMUSA has transferred, or caused to be transferred, to Cemex, Inc. (or its Affiliate) good and marketable title to the portion of its Percentage Interest being transferred, free and clear of all claims, equities, liens, charges and encumbrances; and

                                    (z) any other documents or agreements
                           required by this LLC Agreement or necessary to effectuate the intended transfer.

                           (b) In connection with the sale of its Membership
Interest pursuant to the Put Option, RMUSA shall assign and transfer its Membership Interest to Cemex, Inc. (or its designated Affiliate) as follows:

                                    (i) At the Put Option Closing, and upon the
         receipt by RMUSA of payment in full of the Initial Payment, RMUSA shall assign and transfer to Cemex, Inc. (or its designated Affiliate) a portion of the Percentage Interest owned by RMUSA immediately prior to the Put Option Closing equal to the product of the total amount of the Percentage Interest owned by RMUSA immediately prior to the Put Option Closing multiplied by a fraction, the numerator of which is the amount of the Purchase Price paid or deemed paid by Cemex, Inc. and received by RMUSA at or prior to the Put Option Closing and the denominator of which is the Purchase Price.

                                    (ii) In the event that RMUSA still owns a
         Percentage Interest in the Company as of the first (1st) anniversary of the Put Option Closing, on such anniversary and upon the receipt by RMUSA of payment in full of the Second Installment, RMUSA shall assign and transfer to Cemex, Inc. (or its designated Affiliate) a portion of the Percentage Interest owned by RMUSA immediately prior to the Put Option Closing equal to the product of the total amount of Percentage Interest owned by RMUSA immediately prior to the Put Option Closing multiplied by a fraction, the numerator of which is the amount of the Purchase Price paid or deemed paid by Cemex, Inc. and received by RMUSA after the Put Option Closing and at or prior to the first Anniversary of the Put Option Closing, other than any other Significant Prepayment made during such period for which a Percentage Interest was delivered under Section 9.6.5(c) and the denominator of which is the Purchase Price. RMUSA shall also deliver to Cemex, Inc. (or its designated Affiliate) a certificate as referenced in Section 9.6.5(a)(ii)(y) related to the Percentage Interest being assigned and transferred pursuant to this Section 9.6.5(b)(ii).

                                    (iii) In the event that RMUSA still owns a
         Percentage Interest in the Company immediately prior to the second
         (2nd) anniversary of the Put Option Closing, on such anniversary and upon the receipt by RMUSA of payment of the balance of the Purchase Price, RMUSA shall assign and transfer to Cemex, Inc. (or its designated Affiliate) the remainder of the Membership Interest owned by RMUSA (which shall include the Voting Interest of RMUSA) immediately prior to the Put Option Closing. RMUSA shall also deliver to Cemex, Inc. (or its designated Affiliate) a certificate, dated as of such date, containing a representation and warranty that on the date of such assignment and transfer RMUSA has transferred, or caused to be transferred, to Cemex, Inc. (or its designated Affiliate) good and marketable title to such Membership Interest, free and clear of all claims, equities, liens, charges and encumbrances as referenced in
         Section 9.6.5(a)(ii)(y) and Cemex, Inc. shall deliver to RMUSA a release(s) and indemnity(ies) of RMUSA from any and all guaranty(ies) with respect to which RMUSA may have guaranteed debts, obligations or liabilities of the Company.

In the event Cemex, Inc. prepays to RMUSA the outstanding amount of the Purchase Price (or otherwise pays the outstanding amount of the Purchase Price prior to the second anniversary), upon receipt of such payment in full of the Purchase Price (i) Cemex, Inc. shall deliver to RMUSA a release(s) and indemnity(ies) of RMUSA from any and all guaranty(ies) with respect to which RMUSA may have guaranteed debts, obligations or liabilities of the Company, and (ii) RMUSA shall assign and transfer to Cemex, Inc. (or its designated Affiliate) the remainder of the Membership Interest then owned by RMUSA and shall deliver to Cemex, Inc. (or its designated Affiliate) a certificate as contemplated in paragraph (b)(iii) above. Notwithstanding any provision herein to the contrary, RMUSA shall retain its full Voting Interest until the Purchase Price has been paid in full.

                           (c) If at any time prior to any scheduled payment
date pursuant to Section 9.6.5(b), Cemex, Inc. pays or is deemed to have paid an amount under the Put Option equal to or greater than US$ 10 million (a "Significant Prepayment"), within three (3) Business Days after receipt by RMUSA or any of its Affiliates of such Significant Prepayment, RMUSA shall (or shall cause one or more of its Affiliates to) assign and transfer to Cemex, Inc. (or its designated Affiliate) a portion of the Percentage Interest owned by RMUSA and its Affiliates immediately prior to the Put Option Closing multiplied by a fraction, the numerator of which is the amount of the Significant Prepayment and the denominator of which is the Purchase Price. RMUSA shall also deliver to Cemex, Inc. (or its designated Affiliate) a certificate as referenced in Section 9.6.5(a)(ii)(y) related to the Percentage Interest being assigned and transferred pursuant to this Section 9.6.5(c).

                           (d) At or prior to any installment payment date
pursuant to Section 9.6.5(b) or any Significant
Prepayment pursuant to Section 9.6.5(c), RMUSA or its Affiliate, as may be the case, shall deliver to Cemex, Inc. a certificate, in the form described in Treasury Regulation Section 1.1445-2(b)(2)(iv)(B), certifying its compliance with Treasury Regulation Section 1.1445-2(b) that, as of the date of such installment payment or Significant Prepayment, RMUSA or its Affiliate is not a "foreign person" within the meaning of Section 1445 of the Code. If RMUSA does not deliver such certificate to Cemex, Inc., Cemex, Inc. shall be permitted to withhold from the payment amount, the amount required to be withheld pursuant to
Section 1445 of the Code, as calculated by Cemex, Inc. in good faith, and (i) Cemex, Inc. shall not be deemed to be in default of any of its obligations under this LLC Agreement (including this Section 9.6) by virtue of having withheld such amount and (ii) the amount so withheld and remitted to Department of Treasury shall be deemed to have been paid to RMUSA or its Affiliates on the date that any amounts not so withheld were paid for all purposes under this LLC Agreement. If RMUSA or its Affiliate does deliver such certificate to Cemex, Inc., Cemex, Inc. shall not withhold under Section 1445 of the Code.

                           9.6.6 Regulatory and Other Authorizations;
Cooperation.

                           (a) Upon the exercise by RMUSA of the Put Option,
Cemex, Inc. shall use its best efforts to promptly obtain all authorizations, consents, orders and approvals of all governmental authorities and officials and third parties that may be or become necessary for its performance of its obligations pursuant to the Put Option; provided, however, that notwithstanding the foregoing, prior to the date which is twelve (12) months after the Exercise Date, Cemex, Inc. shall not be required to accept, as a condition to obtaining any required approval or resolving any objection of any governmental authority, any requirement to divest or hold separate or in trust (or the imposition of any other condition or restriction with respect to) any of the respective businesses of Cemex, Inc., Cemex, the Company, Cemex Southeast LLC or any of their respective subsidiaries or assets.

                           (b) Upon the exercise by RMUSA of the Put Option,
RMUSA shall use its best efforts to promptly obtain (and, in the event RMUSA is or its Affiliates are the Manager or Majority Member of the Company, to cause the Company to obtain) all authorizations, consents, orders and approvals of all governmental authorities and officials and third parties that may be or become necessary for its performance of its obligations pursuant to the Put Option.

                           (c) Each of RMUSA and Cemex, Inc. agrees to make, and
to cause its Affiliates, as necessary, to make its filing pursuant to the Hart-Scott-Rodino Antitrust Improvements Act of 1976, or any successor law (the "HSR Act"), with respect to the acquisition and sale pursuant to the exercise of the Put Option within forty-five (45) days after the Exercise Date and to supply as promptly as practicable to the appropriate governmental authorities any information and documentary material that may be requested pursuant to the HSR Act. Each of RMUSA and Cemex, Inc. further agrees to make, and to cause its Affiliates, as necessary, to make responses (including providing required information) to the Federal Trade Commission or the United States Department of Justice, as the case may be, and state antitrust regulators as required of such party by any such regulators with respect to the Put Option transaction.

                           (d) RMUSA agrees that, in its capacity as "Manager"
of the Company it will (or, if an Affiliate of RMUSA is then the "Manager" of the Company it will cause such Affiliate, in such capacity, to) provide reasonable access to the books, records and properties of the Company to Cemex's potential financing sources, and shall cause the officers and employees of the Company to provide reasonable cooperation to Cemex in obtaining financing in order to consummate the transactions contemplated by this Section 9.6.

                           (e) From and after exercise of the Put Option, RMUSA
agrees that it shall not, directly or indirectly, create, incur, assume or suffer to exist any Lien of any kind upon its Membership Interest.

                  9.7 Effect of Transfer. Any Member that Transfers its entire Membership Interest in the Company to an un-Affiliated third party pursuant to the terms of this LLC Agreement shall be deemed to have retired and shall cease to be a Member as of the effective date of such Transfer, and shall cease to have any rights or obligations under this LLC Agreement; provided, however, that the foregoing shall not limit or modify: (i) any rights of such Member under Sections 8.7, 8.8, 8.9 and 9.3(d) hereof with respect to matters occurring prior to such transaction; (ii) the obligations of such Member under this LLC Agreement arising prior to or in connection with such transaction or the obligations of such Member under Sections 7.2 and 19(g) hereof; or (iii) the rights of such Member under this LLC Agreement arising as a result of a breach of the other Member's obligations under this LLC Agreement prior to such transaction. The Transfer of any Membership Interest pursuant to Section 9.5 shall not relieve the transferring Member from any of its obligations under this Agreement.

         10. Substituted Members. Notwithstanding any other provision of this LLC Agreement to the contrary, no permitted assignee or permitted transferee of the whole or any portion of any Membership Interest in the Company shall have the right to become a substituted Member in place of his assignor unless all of the following conditions are satisfied:

                  10.1 Written Assignment. The assignor and assignee shall have executed and acknowledged a written instrument of assignment, together with such other instruments as the Manager may deem necessary or desirable to effect the admission of the assignee as a Member.

                  10.2 Assignment Delivered. Such instrument of assignment provided for herein shall have been delivered to and received by the Manager.

                  10.3 Approval by Members. The written consent or approval of a Majority-In-Interest shall have been first obtained.

                  10.4 Transfer Fee Paid. A transfer fee (in an amount determined by the Manager) has been paid to the Company which is sufficient to cover all reasonable expenses connected with such assignment and admission.

         11. Adverse Action.

                  11.1 Remedies. Upon receipt of written notice from a non-Adverse Member, an Adverse Member shall have thirty (30) days to cure an Adverse Act. Thereafter, provided that the non-Adverse Member giving notice (i) is also a non-adverse Member under this Agreement and the Cemex Southeast LLC Agreement and (ii) with respect to clause (iii) of the definition of Adverse Act, the non-Adverse Member (RMUSA) has complied with its obligations under Sections 9.6.6(b) and (c), the failure of which to be performed would have an adverse effect on Cemex's ability to close the Put Option, the non-Adverse Member may, in its sole discretion, elect one or more of the following remedies:

                           (a) during the continuance of the Adverse Act, the
Adverse Member shall cease to be represented on the Board and the size of the Board shall be reduced to four (4) individuals, all of whom shall be appointed by the non-Adverse Member;

                           (b) during the continuance of the Adverse Act, the
Adverse Member will have all of its voting rights under this LLC Agreement and applicable Law, in its capacity as a Member, a Manager or otherwise, suspended, and the non-Adverse Member will have the voting rights of the Majority Member;

                           (c) during the continuance of the Adverse Act, the
Adverse Member shall not be entitled to receive any distributions of cash or property from the Company and the non-Adverse Member will be entitled to receive and retain all distributions of cash or property that otherwise would have been made to the Adverse Member, but the Adverse Member shall continue to be liable for its obligations as a Member under this LLC Agreement; or

                           (d) the non-Adverse Member shall have the right,
exercisable in its sole and absolute discretion from the thirtieth (30th) day following the expiration of the Adverse Member's right to cure and thereafter for the period that the Adverse Act continues, to purchase all of the Adverse Member's Membership Interest in the Company (a "Buyout Option") at a purchase price (the "Buyout Purchase Price") equal to seventy-five percent (75%) of the amount which is the highest of the following:

                                    (i) an amount equal to the product of (x)
         the Adverse Member's Percentage Interest as of the date the non-Adverse Member gives written notice of its election to exercise its rights under this paragraph (d) (the "Adverse Act Exercise Date") and (y) the Adjusted Book Value as of the date of the Adverse Exercise Date;

                                    (ii) an amount equal to (x) (A) eight (8)
         times the average EBITDA of the Company over the three (3) Fiscal Years immediately preceding the Adverse Act Exercise Date minus (B) the Company's Debt as of the Adverse Act Exercise Date, multiplied by (y) the Adverse Member's Percentage Interest as of the Adverse Act Exercise Date [(A - B) * y]; or

                                    (iii) an amount equal to (x) (A) eight (8)
         times the EBITDA of the Company during the Fiscal Year immediately preceding the Adverse Act Exercise Date minus (B) the Company's Debt as of the Adverse Act Exercise Date, multiplied by (y) the Adverse Member's Percentage Interest as of the Adverse Act Exercise Date [(A -
         B) * y].

For the avoidance of doubt, the Buyout Purchase Price shall be determined as set forth above and there shall be no adjustment to the amounts so determined for Working Capital (although the parties acknowledge that the amount of Working Capital will affect the calculation pursuant to clause (i) above). The parties acknowledge that the non-Adverse Member shall be entitled to retain all Working Capital in the Company as of the Adverse Member Buyout Closing.

The parties acknowledge and agree that, in the event the non-Adverse Member that exercises its right to purchase the Membership Interest of the Adverse Member pursuant to this Section 11.1(d) also exercises its similar right to purchase the Membership Interest of the Adverse Member (or its Affiliate) pursuant to the Cemex Southeast LLC Agreement, the pricing methodology which shall apply to the sale of the Membership Interest of the Adverse Member in the Company shall be the same methodology as applies to its sale of its Membership Interest in Cemex Southeast LLC and shall be the methodology that yields the highest result for the combined companies even if the methodology utilized results in a negative number under this Section 11.1(d) or under Section 11.1(d) of the Cemex Southeast LLC Agreement. In the event that the methodology utilized under this Agreement pursuant to the immediately preceding sentence results in a negative Purchase Price, then the non-Adverse Member shall be entitled to a credit in an amount equal to the absolute value of the Buyout Purchase Price against any amounts due from the non-Adverse Member to the Adverse Member pursuant to
Section 11.1(d) of the Cemex Southeast LLC Agreement. In the event that the pricing methodology utilized under the Cemex Southeast LLC Agreement results in a negative purchase price thereunder, then the non-Adverse Member shall be entitled to a credit in an amount equal to the absolute value of such purchase price against any amounts due from the non-Adverse Member to the Adverse Member pursuant to this Section 11.1(d), such credit to be applied as of the Adverse Member Buyout Closing.

In the event that the Buyout Option is exercised by RMUSA as a result of a breach by Cemex of Section 9.6 hereof, at the Adverse Member Buyout Closing RMUSA shall (i) repurchase the Percentage Interests purchased by Cemex prior to its Adverse Act pursuant to RMUSA's exercise of the Put Option (the "Purchased Interests") for the amount paid by Cemex to RMUSA for such Purchased Interests and the purchase price paid by RMUSA for the remaining Percentage Interest of Cemex shall be the Buyout Purchase Price as determined above and (ii) refund to Cemex any amounts paid or deemed paid by Cemex in respect of the Put Option for which no Percentage Interest has been transferred whether before or after the Adverse Act.

For purposes of determining the Purchase Price under this Section 11.1, to the extent the Company shall acquire any Acquired Business, which shall have been owned by the Company for less than twelve (12) calendar months during the Fiscal Year immediately preceding the Adverse Act Exercise Date, EBITDA of the Company for the Fiscal Year immediately preceding the Adverse Act Exercise Date shall be increased by an amount which shall consist of the Prorata EBITDA in connection with such Acquired Business.

For purposes of the calculations of clauses (ii) and (iii) above, in the event that Adverse Act EBITDA of the Company includes EBITDA of assets that have been divested by the Company at any time prior to the Exercise Date, EBITDA of the Company shall be adjusted to subtract the EBITDA attributable to the divested assets during the period of time referred to in clauses (ii) and (iii), respectively.

The closing of such transaction (the "Adverse Member Buyout Closing") shall occur at a time and place mutually agreeable to the non-Adverse Member and the Adverse Member, provided that the closing date shall be no later than six (6) months after the date on which the Buyout Option is exercised. At the closing of such transaction:

                                    (i) the non-Adverse Member shall deliver to
         the Adverse Member:

                                             (A) the amount of the Buyout
                  Purchase Price in immediately available funds; and

                                             (B) a release(s) and indemnity(ies)
                  of the Adverse Member from any and all guaranty(ies) with respect to which the Adverse Member may have guaranteed debts, obligations or liabilities of the Company.

                                    (ii) the Adverse Member shall deliver to the
         non-Adverse Party:

                                             (A) a duly exercised assignment of
                  its Membership Interest in the Company;

                                             (B) a certificate, dated as of the
                  closing date, containing a representation and warranty that on the closing date the Adverse Member has transferred, or caused to be transferred, to the non-Adverse Member good and marketable title to its Membership Interest, free and clear of all claims, equities, liens, charges and encumbrances; and

                                             (C) any other documents or
                  agreements required by this LLC Agreement or necessary to effectuate the intended transfer.

                  11.2 Notwithstanding the foregoing, the remedies provided in this Section 11 are cumulative and are not exclusive, and the Company and the non-Adverse Member shall be entitled to all other remedies available at law or equity.

         12. Dissolution of Company.

                  12.1 Events of Dissolution.

                           (a) The Company shall be dissolved and its affairs
shall be wound up upon the happening of the first to occur of the following (a "Liquidating Event"):

                                    (i) the unanimous written consent of all of
         the Members of the Company; or

                                    (ii) an entry of a final decree of
         dissolution of the Company by a court of competent jurisdiction.

                           (b) In the event of dissolution of the Company, RMUSA
shall be entitled to elect to receive, to the extent of its interest, and subject to the order of priority set forth in Section 12.4, the assets contributed by RMUSA pursuant to the Contribution Agreement. In addition, in the event of dissolution of the Company, notwithstanding anything in this LLC Agreement to the contrary, RMUSA shall have the right to purchase all of the remaining assets of the Company not distributed to RMUSA pursuant to the immediately preceding sentence for a price equal the Purchase Price.

                  12.2 Special Meeting to Appoint Liquidating Member. In the event that the Company is dissolved by reason of the occurrence of a Liquidating Event and the Manager has been removed, disqualified, or resigned, then a special meeting of all the Members shall be held at the office of the Company for the purpose of appointing a liquidating Member (the "Liquidating Member") to wind up the affairs of the Company, to liquidate its assets and distribute the proceeds therefrom. Such special meeting shall be held, without notice, on the fifteenth (15th) day after the happening of the Liquidating Event causing dissolution of the Company, or if such day is a Sunday or a legal holiday, then on the first day immediately following the fifteenth (15th) day which is not a Sunday or a legal holiday. In the event the Manager has not been removed, disqualified or resigned, the Manager shall wind up the affairs of the Company and it shall not be necessary to call a special meeting to appoint a Liquidating Member.

                  12.3 Statement of Assets and Liabilities. Upon the happening of a Liquidating Event under Section 12.1 hereof, a statement shall be prepared under the direction of the Manager or the Liquidating Member, as the case may be, setting forth the assets and liabilities of the Company, and a copy of such statement shall be furnished to all Members within thirty (30) days after such Liquidating Event. The Manager or the Liquidating Member, as the case may be, shall promptly take such action as is necessary so that the Company's business shall be terminated, its liabilities discharged and its assets distributed as hereinafter described. A reasonable period of time shall be allowed for the orderly termination of the Company's business, the discharge of its liabilities and the distribution of its remaining assets so as to enable the Company to minimize the normal losses incurred in the liquidation process.

                  12.4 Sale of Assets and Distribution of Proceeds. Upon the dissolution and winding up of the Company, either, as determined by a Majority-in-Interest of the Members, (x) the Company's assets and properties shall be distributed or (y) the assets and properties of the Company shall be sold for cash or a cash equivalent and any gain or loss resulting therefrom shall be allocated among the Members as provided in Section 5 hereof. Such assets and property or cash proceeds, as applicable, shall be distributed in the following order of priority:

                           (a) to creditors (other than Members who are
creditors) in satisfaction of the liabilities of the Company;

                           (b) to Members in satisfaction of liabilities owed to
them as creditors of the Company; and

                           (c) the balance, if any, to the Members in accordance
with their positive Capital Account balances, after giving effect to all contributions, distributions and allocations for all periods.

                  12.5 Contributions Upon Liquidation. The provisions of this
Section 12 shall be applied only after giving full effect to all distributions pursuant to Sections 5.2 and 12.4 hereof. Notwithstanding anything contained in this LLC Agreement or in applicable state law to the contrary, no Member shall have any liability to the Company or to any other Member or Person with respect to any deficit balance in such Person's Capital Account and any such deficit shall not be considered a debt owed to the Company or to any other Person for any purpose whatsoever.

         13. Notices. Any notices or document required or desired to be given to the Manager or the Members, as the case may be, shall be in writing (which may include facsimile) and will be deemed to have been given and received when (a) delivered to the address specified by the party to receive the notice, if delivered personally, (b) five (5) days after deposited with the U.S. postal service for delivery by first class mail or, an internationally recognized express courier, (c) immediately upon delivery by facsimile if a confirmation is received and (d) one (1) day after deposit with a nationally recognized overnight carrier for next-day delivery. Such notices shall be given to Members at their respective addresses set forth on Exhibit A and to the Manager at its address set forth on Exhibit C as may be updated from time to time. Any party may, at any time by giving five (5) business days' prior written notice to the other parties, designate any other address in substitution of the foregoing address to which such notice will be given.

         14. Certain Member Representations and Warranties. Each Member, and in the case of an organization, the Person(s) executing this LLC Agreement on behalf of the organization, hereby represents and warrants to the Company and each other Member that: (a) that if such Member is an organization, it is duly organized, validly existing, and in good standing under the law of its state of organization and has full organizational power and authority to execute this LLC Agreement and to perform its obligations hereunder; (b) that the Member is acquiring its Membership Interest in the Company for such Member's own account as an investment and without an intent to distribute the same; (c) the Member acknowledges that the Membership Interests in the Company have not been registered under the Securities Act of 1933, as amended, or any state securities laws, and may not be resold or transferred by the Member without appropriate registration or the availability of an exemption from such requirements.

         15. Disclaimer. The Members agree that their Membership Interests in the Company are not being sold by any one or more Members, but that the Company is being formed, and the Membership Interests are being sold, as a private offering under applicable federal and state securities laws, and that there is no sponsor, promoter or seller of such securities. To induce the Manager to serve as a Manager of the Company, and to induce the Manager to take an active role in procuring properties and business opportunities for the Company, all Members agree that neither the Manager nor any Member is a sponsor, promoter or seller of any securities, and neither the Manager nor any Member shall be liable for any disclosures or failures to disclose any matters pertaining to any new properties purchased, or relating to the formation of the Company or issuance of any Membership Interests. Each Member agrees that it is each Member's responsibility to obtain full information concerning the Company, the Membership Interests therein, and any acquisition, sale, or business transaction entered into by the Company, and each Member acknowledges that decisions of the Company are made by the Manager or the Members, as applicable. Accordingly, each Member hereby disclaims any right to assert that any other Member violated any federal or state securities laws in connection with the formation of this Company, the acquisition of such Member's Membership Interest, or in connection with any acquisition or sale by the Company in the conduct of its business.

         16. No Right to Dissolve or Demand Partition. Except as otherwise expressly permitted by the terms and conditions of this LLC Agreement, until such time as the Company is dissolved pursuant to the provisions of this LLC Agreement, no Member shall have, and each such Member hereby expressly waives, any right or power to: (i) maintain an action for partition; or (ii) in any way cause a dissolution of the Company.

         17. No Partnership Intended for Nontax Purposes. The Members have formed the Company under the LLC Act, and expressly do not intend hereby to form a partnership under either the Delaware Revised Uniform Partnership Act or the Delaware Uniform Limited Partnership Act. The Members do not intend to be partners one to another, or partners as to any third party.

         18. Rights of Creditors and Third Parties under this LLC Agreement. This LLC Agreement is entered into among the Company and the Members for the exclusive benefit of the Company, its Members, and their successors and permitted assigns. This LLC Agreement is expressly not intended for the benefit of any creditor of the Company or any other Person. Except and only to the extent provided by applicable statute, no such creditor or third party shall have any rights under this LLC Agreement or any agreement between the Company and any Member with respect to any Capital Contribution or Required Additional Capital Contribution, or otherwise.

         19. Non-Competition Agreement. (a) Without the prior written consent of the Board ("Competitive Business Approval"), neither Member shall, and each Member shall cause each of its Affiliates not to, directly or indirectly, own or operate a Competitive Business, unless the Competitive Business shall be an External Competitive Business. In the event a Member or any of its Affiliates acquires or otherwise operates an External Competitive Business, or in the event a Member or any of its Affiliates acquires or otherwise operates a Competitive Business that is not an External Competitive Business, but the required Competitive Business Approval shall have been obtained, the operating and other assets associated therewith that are located or operated within the Ready Mix Boundaries ("Internal Boundaries Assets") shall, subject to receipt of any required governmental consents or approvals, be contributed or sold by the Member or its Affiliate, as the case may be (the "Contributing Member"), to the Company as provided herein. Within thirty (30) days after the acquisition of Internal Boundaries Assets by the Contributing Member, the value of the Internal Boundaries Assets shall be determined by the Board based on the applicable multiples of EBITDA of the predecessor business during the last Fiscal Year immediately prior to the acquisition as set forth on Schedule 19 attached hereto. In the event that the EBITDA of the Internal Boundaries Assets takes into account acquisitions or divestitures of certain assets of the Internal Boundaries Assets during the Fiscal Year immediately prior to such acquisition, then such EBITDA shall be adjusted to reflect such acquisitions and divestitures. Upon the determination by the Board of the value of the Internal Boundaries Assets (the "Internal Boundaries Assets Value"), the Board shall notify the Members in writing of the Board's determination of the Internal Boundaries Assets Value and the Non-Contributing Member shall elect, within thirty (30) days after its receipt of such notice, one of the following options by giving written notice of such election to the Contributing Member:

                                    (i) that the Contributing Member shall
         contribute the Internal Boundaries Assets to the Company (whereupon the Internal Boundaries Assets Value shall be credited to the contributing Member's Capital Account) and the Non-Contributing Member shall simultaneously make a Capital Contribution to the Company in cash in an amount equal to the Internal Boundaries Assets Value (which shall be credited to such Member's Capital Account);

                                    (ii) subject to Section 8.2(b)(vi) and
         paragraph (b) below, that the Company shall borrow from a third party the funds necessary to purchase the Internal Boundaries Assets from the Contributing Member for the Internal Boundaries Assets Value and shall purchase the Internal Boundaries Assets from the Contributing Member;

                                    (iii) that the Company shall borrow the
         funds, as contemplated in (ii) above, from the Contributing Member and purchase the Internal Boundaries Assets from the Contributing Member, in which case, at the closing of the purchase of the Internal Boundaries Assets, the Company shall execute a promissory note payable to the Contributing Member which provides for the payment of interest at an annual rate of ten percent (10%), and which is amortized and payable (principal and interest) over five (5) years; or

                                    (iv) that the Contributing Member shall
         contribute the Internal Boundaries Assets to the Company and the Non-Contributing Member shall make no Capital Contribution to the Company, in which case the Percentage Interest of the Contributing Member shall be increased to the amount determined by dividing (x) an amount equal to the sum of (1) the product of the Percentage Interest of the Contributing Member prior to such adjustment and the Adjusted Book Value immediately prior to the contribution of such Internal Boundaries Assets and (2) the Internal Boundaries Assets Value with respect to such Internal Boundaries Assets, by (y) the Adjusted Book Value immediately after contribution of such Internal Boundaries Assets, and the Percentage Interest of the Non-Contributing Member shall be reduced to the amount obtained by dividing (x) an amount equal to the product of the Percentage Interest of the Non Contributing Member prior to such adjustment and the Adjusted Book Value immediately prior to the contribution of such Internal Boundaries Assets by (y) the Adjusted Book Value immediately after contribution of such Internal Boundaries Assets.

                           (b) Notwithstanding any provision in the foregoing
paragraph (a) to the contrary, in the event the Non-Contributing Member elects the option set forth in paragraph (a)(ii) above and the incurring of the indebtedness by the Company as contemplated in such paragraph (a)(ii) above, after giving effect thereto, would cause the ratio of indebtedness for borrowed money to EBITDA to be greater than 2.5:1, then upon the making of such election by the Non-Contributing Member the Contributing Member shall have the option (which must be exercised within thirty (30) days after the Non-Contributing Member makes its election or shall be deemed to be waived) to loan to the Company the funds necessary to purchase the Internal Boundaries Assets, which loan shall bear interest at an annual rate equal to the lesser of (i) the best rate available to the Company from its proposed third party lender, or (ii) ten percent (10%), and be amortized and payable (principal and interest) over five
(5) years.

                           (c) In the event the Non-Contributing Member fails to
make its election within the thirty (30) day period, such Member shall be deemed to have waived its right to make an election, and the Contributing Member shall elect, within thirty (30) days thereafter, one of the following options by giving written notice of such election to the Non-Contributing Member.

                                    (i) that the Contributing Member shall
         contribute the Internal Boundaries Assets to the Company in which case the Percentage Interest of the Contributing Member shall be increased to the amount obtained by dividing (x) an amount equal to the sum of
         (1) the product of the Percentage Interest of the Contributing Member prior to such adjustment and the Adjusted Book Value immediately prior to the contribution of such Internal Boundaries Assets and (2) the Internal Boundaries Assets Value with respect to such Internal Boundaries Assets, by (y) the Adjusted Book Value immediately after contribution of such Internal Boundaries Assets, and the Percentage Interest of the Non-Contributing Member shall be reduced to the amount obtained by dividing (x) an amount equal to the product of the Percentage Interest of the Non-Contributing Member prior to such adjustment and the Adjusted Book Value immediately prior to the contribution of such Internal Boundaries Assets by (y) the Adjusted Book Value immediately after contribution of such Internal Boundaries Assets;

                                    (ii) subject to Section 8.2(b)(vi), that the
         Company shall borrow from a third party the funds necessary to purchase the Internal Boundaries Assets from the Contributing Member for the Internal Boundaries Assets Value and shall purchase the Internal Boundaries Assets from the Contributing Member; or

                                    (iii) that the Company shall borrow the
         funds, as contemplated in (ii) above, from the Contributing Member and purchase the Internal Boundaries Assets from the Contributing Member, in which case, at the closing of the purchase of the Internal Boundaries Assets, the Company shall execute a promissory note payable to the Contributing Member which provides for the payment of interest at an annual rate of ten percent (10%), and which is amortized and payable (principal and interest) over five (5) years.

                           (d) After the election has been made by the
Non-Contributing Member or the Contributing Member, as the case may be, as contemplated above, the Company, the Manager and Members shall use their good faith efforts to consummate the contribution or sale by the Contributing Member of the Internal Boundaries Assets to the Company, and, if applicable, the financing of such transaction, as soon as is reasonably practicable, but in any event within one hundred eighty (180) days after acquisition of the Internal Boundaries Assets by the Contributing Member. Without limiting the generality of the foregoing, each of the Members and their Affiliates shall use its best efforts to promptly obtain (and to cause the Company to obtain) all authorizations, consents, orders and approvals of all governmental authorities and officials that may be or become necessary to permit the contribution or sale to the Company of the Internal Boundaries Assets, and will cooperate fully with the other party in promptly seeking to obtain all such authorizations, consents, orders and approvals, including making any required filing pursuant to the HSR Act, with respect to the contribution or sale, and to supply as promptly as practicable to the appropriate governmental authorities any information and documentary material that may be requested pursuant to the HSR Act. In the event that the Contributing Member or the Company shall not have consummated the contribution or sale of the Internal Boundaries Assets to the Company in accordance with this Section 19 prior to the end of such 180-day period for any reason, including any failure to obtain any necessary authorization, consent, order or approval, other than a breach by the Company, the Manager or any of the Members of this Section 19, then the Non-Contributing Member shall have the right, exercisable for a period of three hundred sixty-five (365) days thereafter, to require the Contributing Member to sell or otherwise transfer the Internal Boundaries Assets to an un-Affiliated third party. Upon the exercise by the Non-Contributing Member of its right to require a sale of the Internal Boundaries Assets, the Contributing Member shall use its best efforts to sell or otherwise transfer such Internal Boundaries Assets to an un-Affiliated third party as soon as reasonably practicable, and in no event more than one hundred eighty (180) days after the Non-Contributing Member gives written notice to the Contributing Member of its election. In the event the Non-Contributing Member does not exercise its right to require the Contributing Member to sell the Internal Boundaries Assets as contemplated in the foregoing sentence and the Internal Boundaries Assets have not been purchased or otherwise contributed to the Company as of the expiration of the 365-day period, then the Contributing Member shall be entitled to own and operate or sell the said Assets without such being a breach of this Section 19. In the event the Contributing Member does not consummate a sale or transfer to an un-Affiliated third party within the time allotted following the giving of written notice by the Non-Contributing Member, in addition to other remedies available to the Company and the Non-Contributing Member, the Contributing Member shall cease operation of the Internal Boundaries Assets.

                           (e) Notwithstanding anything in this Agreement to the
contrary, pending consummation of the contribution or sale of the Internal Boundaries Assets to the Company pursuant to this Section 19, or to an un-Affiliated third party in accordance with the fourth sentence of Section 19(d), ownership and operation of the Internal Boundaries Assets by the Contributing Member or its Affiliates shall not constitute a breach of this
Section 19.

                           (f) In the event either Member or any of its
Affiliates acquires assets or operations within the Ready Mix Boundaries used primarily for the production of aggregates (the "Aggregates Assets"), at the election of the non-acquiring Member, the Aggregate Assets shall be contributed to the Company by the acquiring Member or its Affiliate, as the case may be. The non-acquiring Member shall make such election within thirty (30) days following notice to it of the acquisition of such Aggregates Assets. Following such notice, the acquiring Member (or its Affiliate) shall provide the non-acquiring Member with such information regarding such Aggregates Assets as the non-acquiring Member shall reasonably request. In the event the non-Acquiring Member so elects to cause the Aggregates Assets to be contributed to the Company, the provisions contained in subsections (a) through (e) above shall become applicable with respect to the contribution transaction. If the non-acquiring Member elects that such Aggregates Assets shall not be contributed to the Company, then the ownership and operation of such assets by the acquiring Member (or its Affiliate) shall not be deemed a violation of this Section 19.

                           (g) Notwithstanding anything to the contrary in this
LLC Agreement, this Section 19 shall not apply to a passive minority investment made by a Member or any of its Affiliates. Further, notwithstanding anything to the contrary in this LLC Agreement, this Section 19 shall not apply to: (x) a Person (and any of its Affiliates) that is not an Affiliate of the Member prior to the transaction and that acquires (i) a majority of the equity interests in a Member, or (ii) a majority of the equity interests in a controlling Person of a Member; provided, that the provisions of this Section 19 shall continue to apply to such Member and such Persons that were Affiliates of such Member prior to such transaction; nor shall this Section 19 apply to (y) a Person (and any of its Affiliates) purchasing any assets or business from a Member, which assets include the Membership Interest held by such Member, where such Member's share of the revenues of the Company during the Fiscal Year preceding such transaction represent less than 20% of the consolidated total revenues during such Fiscal Year of the assets or business being transferred; provided, that the Transferring Member complied with its obligations under Sections 9.3 and 9.4 with respect to such transfer; nor shall this Section 19 apply to (z) the ownership and operation of the Allied Assets by Cemex, Inc.

                           (h) In the event a Member acquires the Membership
Interest of the other Member pursuant to the exercise of such Member's right of first refusal under Section 9.3(a) or pursuant to Section 11.1(d), the Member whose Membership Interest is acquired shall at the closing of the acquisition execute and deliver to the acquiring Member an agreement whereby such Transferring Member covenants and agrees that it shall not, and shall cause its Affiliates not to, directly or indirectly, own or operate a Competitive Business for a period of five (5) years following the date of such closing. In the event Cemex acquires the Membership Interest of RMUSA pursuant to the exercise by RMUSA of its Put Option, at the Put Option Closing or upon the payment in full of the Purchase Price, whichever is the later to occur, RMUSA shall execute and deliver to Cemex an agreement whereby RMUSA covenants and agrees that it shall not, and shall cause its Affiliates not to, directly or indirectly, own or operate a Competitive Business for a period of five (5) years following the delivery of such agreement.

                           (i) For purposes of this Section 19, none of Cemex,
RMUSA or any of their respective Affiliates shall be deemed to be Affiliates of the Company or any of its Subsidiaries.

         20. Continuing Contribution to the University of Alabama. The Members acknowledge and agree that the Company will make an annual contribution in the amount of $1,000,000 to the University of Alabama for a period of ten (10) years from the date of this Agreement.

         21. Contribution Agreement Indemnification Obligations.

                  21.1 Notwithstanding anything in this LLC Agreement to the contrary, each of Cemex and RMUSA hereby agrees (and any Permitted Transferee of either of the foregoing shall agree) that any Damages for which it or any of its Affiliates (the "Indemnifying Party") owes the other party (or its Affiliates) or the Company or Cemex Southeast LLC (the "Indemnified Party") an indemnification obligation under the Contribution Agreement or the Cemex Contribution Agreement shall be paid from any distributions that otherwise would be paid by the Company to the Indemnifying Party pursuant to Section 6.1 or otherwise, and each party hereby irrevocably waives all rights and title it would otherwise have to, and irrevocably instructs the Manager to pay to the Indemnified Party, all distributions that otherwise would be paid by the Company to the Indemnifying Party under this LLC Agreement, until all such Damages have been paid in full to the Indemnified Party. For purposes of this Section 21.1, each party acknowledges that to the extent any distributions are paid to the Indemnified Party under Section 21.1 of the Cemex Southeast LLC Agreement in respect of a particular indemnification claim, such payments will also reduce the amount of such Damages. In the event of multiple claims, the distributions shall be applied against such claims in the order in which the amount of the indemnification obligation in respect thereof is finally determined. Notwithstanding anything in this LLC Agreement to the contrary, in no event shall any amount of damages withheld by the Company under this Section 21.1 as a payment of indemnified Damages incurred by the Company be treated as (i) EBITDA for purposes of (x) calculating the amount of any required distribution (including pursuant to Section 6.1) or (y) determining the Purchase Price or the Buyout Purchase Price, or (ii) available cash for purposes of determining the amount of any distribution under Section 9.6.4(a).

                  21.2 Notwithstanding anything in this LLC Agreement to the contrary, prior to making any distribution to the Members, if there is any Net Indemnity Obligation owed by any Member immediately prior to such distribution, each of Cemex and RMUSA hereby agrees that the Percentage Interests of the Net Indemnifying Party (and any Member that is an Affiliate of the Net Indemnifying Party), on the one hand, and the Net Zero Indemnifying Party (and any Member that is an Affiliate of the Net Zero Indemnifying Party), on the other hand, shall be adjusted as follows:

                           (a) the aggregate Percentage Interest of the Net
Indemnifying Party and its Affiliates shall be adjusted to the amount obtained by dividing (i) an amount equal to (1) the product of the aggregate Notional Pre-Damage Percentage Interest of the Net Indemnifying Party and its Affiliates as of the time of such adjustment and the Adjusted Book Value as of the time of such adjustment (without regard to any adjustment for such Net Indemnity Obligation or any component thereof), minus (2) the Net Indemnity Obligation Amount as of such time, by (ii) the Adjusted Book Value as of the time of such adjustment (without regard to any adjustment for such Net Indemnity Obligation or any component thereof) minus the Net Indemnity Obligation as of such time;

                           (b) the aggregate Percentage Interest of the Net Zero
Indemnifying Party and its Affiliates shall be adjusted to the amount obtained by dividing (i) an amount equal to the product of the aggregate Notional Pre-Damage Percentage Interest of the Net Zero Indemnifying Party and its Affiliates at the time of such adjustment and the Adjusted Book Value as of the time of such adjustment (without regard to any adjustment for such Net Indemnity Obligation or any component thereof), by (ii) the Adjusted Book Value as of the time of such adjustment (without regard to any adjustment for such Net Indemnity Obligation or any component thereof) minus the Net Indemnity Obligation as of such time; and

                           (c) If immediately prior to making any distribution
to the Members, there is no Net Indemnity Obligation owed by any Member, then immediately prior to such distribution, each of Cemex and RMUSA hereby agrees that the Percentage Interests of each Member shall be adjusted, if necessary, to equal such Member's Notional Pre-Damage Percentage Interest as of such time.

                  21.3 Notwithstanding anything in this LLC Agreement to the contrary, in the event that the aggregate Cemex Southeast Percentage Interest of Cemex and its Affiliates or RMUSA and its Affiliates, as the case may be, under the Cemex Southeast LLC Agreement is zero, then the amount of any Damages under the Cemex Contribution Agreement that otherwise would have resulted in an adjustment to the Ready Mix Percentage Interest under Section 21.2 of the Cemex Southeast LLC Agreement shall be deemed to be Damages arising under the Contribution Agreement for purposes of Section 21.2 hereof.

                  21.4 For purposes of this Section 21, the following terms shall have the meanings set forth below:

                  "Net Zero Indemnifying Party" means, as of a particular time, a Member (and its Affiliates) with a Net Indemnity Obligation at such time of zero.

                  "Net Indemnifying Party" means, as of a particular time, an Indemnified Party with a positive Net Indemnity Obligation at such time.

                  "Net Indemnity Obligation" means, with respect to a particular Indemnifying Party as of a particular time, the amount, if any, by which (i) the aggregate Damages for which it and its Affiliates owes the Indemnified Party and any of its Affiliates an indemnification obligation under the Contribution Agreement as of such time exceeds
         (ii) the aggregate Damages for which the other Indemnifying Party (or Member, as the case may be) and any of its Affiliates owes the Indemnified Party and any of its Affiliates an indemnification obligation under the Contribution Agreement as of such time. For purposes of determining the Net Indemnity Obligation, only Damages which have been finally determined (whether by agreement of the parties or by any final, non-appealable determination of any tribunal with jurisdiction) shall be taken into account.

                  "Notional Pre-Damage Percentage Interest" of a Member as of a particular time means the Percentage Interest of such Member as set forth on Exhibit A as of the date of this Agreement, as adjusted through such time pursuant to Section 1.4, other than any adjustments pursuant to Section 21.2, which shall be disregarded for purposes of determining the Notional Pre-Damage Percentage Interest.

         22. Miscellaneous.

                  22.1 Applicable Law. This LLC Agreement and the rights of the parties hereunder shall be interpreted in accordance with the laws of the State of Delaware, without regard to conflicts of laws principles.

                  22.2 Consent to Jurisdiction. All disputes, litigation, proceedings or other legal actions by any party to this Agreement in connection with or relating to this LLC Agreement or any matters described or contemplated in this LLC Agreement shall be instituted in the courts of the State of Georgia, or of the United States in the State of Georgia, in either case, sitting in Atlanta, Georgia. Each party to this LLC Agreement irrevocably submits to the exclusive jurisdiction of the courts of the State of Georgia, and of the United States sitting in the State of Georgia, in connection with any such dispute, litigation, action or proceeding arising out of or relating to this LLC Agreement. Each party to this LLC Agreement may receive the service of any process or summons in connection with any such dispute, litigation, action or proceeding brought in any such court by a mailed copy of such process or summons sent to it at its address set forth, and in the manner provided, in Section 13 hereof. Each party to this LLC Agreement irrevocably waives, to the fullest extent permitted by applicable law, any defense or objection it may now or hereafter have to the laying of venue of any proceeding under this LLC Agreement brought in the courts of the State or of the United States in the State of Georgia, in either case, sitting in Atlanta, Georgia, and any claim that any proceeding under this LLC Agreement brought in any such court has been brought in an inconvenient forum.

                  22.3 Entire Agreement. This LLC Agreement constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes any and all prior understandings or agreements among the parties with respect to that subject matter. There are no representations, arrangements, understandings or agreements, oral or written, among the parties hereto relating to the subject matter hereof, except those fully expressed herein.

                  22.4 Transaction Agreements. The Members hereby authorize the Company to execute and deliver this LLC Agreement and the Contribution Agreement, and to consummate the transactions contemplated hereby and thereby.

                  22.5 Specific Performance. The parties to this LLC Agreement agree that irreparable damage would occur in the event that any provision of this LLC Agreement was not performed in accordance with the terms of this LLC Agreement and that the parties shall be entitled to specific performance of the terms of this LLC Agreement in addition to any other remedy at law or equity.

                  22.6 Assignment; Successors in Interests; No Third Party Rights. Except as otherwise provided herein, all provisions of this LLC Agreement shall be binding upon, inure to the benefit of and be enforceable by and against the respective successors and permitted assigns of any of the parties to this LLC Agreement. Except as otherwise provided herein, no Member may assign, by operation of law or otherwise, any of its rights or obligations under this LLC Agreement without the prior written consent of all of the other Members. Nothing expressed or referred to in this LLC Agreement will be construed to give any Person other than the parties to this LLC Agreement any legal or equitable right, remedy, or claim under or with respect to this LLC Agreement or any provision of this LLC Agreement.

                  22.7 Counterparts. This LLC Agreement may be executed in counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument. Execution and delivery by facsimile shall constitute good and valid execution and delivery unless and until replaced or substituted by an original executed instrument.

                  22.8 Captions. The captions or headings in this LLC Agreement are made for convenience and general reference only and shall not be construed to describe, define or limit the scope or intent of the provisions of this LLC Agreement.

                  22.9 Construction.

                           (a) Whenever the singular number is used in this LLC
Agreement and when required by the context, the same shall include the plural and vice versa, and the masculine gender shall include the feminine and neuter genders and vice versa.

                           (b) In the event any claim is made by any Member
relating to any conflict, omission or ambiguity in this LLC Agreement, no presumption or burden of proof or persuasion shall be implied by virtue of the fact that this LLC Agreement was prepared by or at the request of a particular Member or its counsel.

                           (c) Whenever the words "include," "includes" or
"including" are used in this LLC Agreement, they shall be deemed to be followed by the words "without limitation." The phrases "the date of this LLC Agreement," "the date hereof" and terms of similar import, unless the context otherwise requires, shall be deemed to refer to July 1, 2005.

                           (d) If a payment hereunder is scheduled to be made on
a date that is not a Business Day, payment shall be made on the next succeeding day that is a Business Day.

                  22.10 Severability. If any provision of this LLC Agreement or the application thereof to any person or circumstance shall be invalid, illegal or unenforceable to any extent, the remainder of this LLC Agreement and the application thereof shall not be affected and shall be enforceable to the fullest extent permitted by law.

                  22.11 Additional Documents and Acts. Each Member agrees to execute and deliver such additional documents and instruments and to perform such additional acts as may be necessary or appropriate to effectuate, carry out and perform all of the terms, provisions, and conditions of this LLC Agreement and the transactions contemplated hereby.

                            [Signature Pages Follow]

                                                          MEMBER:


                                               CEMEX SOUTHEAST HOLDINGS LLC


                                      By   /s/ Gilberto Perez
                                           -------------------------------------
                                      Name  Gilberto Perez
                                           -------------------------------------
                                      Its   President
                                           -------------------------------------

                                                          MEMBER:

                                                    READY MIX USA, INC.


                                      By   /s/ Marc Bryant Tyson
                                           -------------------------------------
                                      Name  Marc Bryant Tyson
                                           -------------------------------------
                                      Its   President
                                           -------------------------------------

                                                       THE COMPANY:

                                                     READY MIX USA, LLC


                                      By   /s/ Marc Bryant Tyson
                                           -------------------------------------
                                      Name  Marc Bryant Tyson
                                           -------------------------------------
                                      Its   Manager
                                           -------------------------------------

                                             SOLELY FOR PURPOSES OF SECTION 9.6:


                                                        CEMEX, INC.


                                     By    /s/ Gilberto Perez
                                           -------------------------------------
                                      Name  Gilberto Perez
                                           -------------------------------------
                                      Its   President
                                           -------------------------------------

                                  Schedule 3.2
                                  ------------

                        Permitted Affiliate Transactions


1. Supply Agreement, dated as of July 1, 2005, between Cemex Southeast LLC and Company.

2. The transition services set forth on the attached summary of principal terms.

3. Until the assignment date, necessary payments under the following leases will be made by Cemex, Inc., and Company will reimburse Cemex, Inc. for such payments:

         a. Master Lease Agreement, dated as of March 9, 2000, between Banc One Leasing Corporation, as Lessor, and Southdown, Inc., as Lessee, as it pertains to Schedule # 1000103366.

         b. Master Lease Agreement 07709-00400, dated as of April 16, 2004, among Bank of America Leasing & Capital, LLC, as Lessor, and Cemex, Inc., Cemex Cement, Inc., Cemex Cement Texas, L.P., Cemex Construction Materials, L.P., Pacific Coast Cement Corporation, Cemex California Cement LLP, Cemex Central Plains Cement, LLC, and Kosmos Cement Company, as Lessees, as it pertains to Schedules #011, #002, #059, and #046.

         c. Equipment Lease, dated as of May 17, 2002, between First Union Commercial Corporation, as Lessor, and Cemex, Inc., as Lessee, as it pertains to Schedules No. XI (2020016-015), No. XX (20300199-008), No. XXVI (2030019-015), and XXI
                   (2030019-009).

         d. Master Lease Agreement, dated as of August 1, 1997, between General Electric Capital Corporation, as Lessor, and Sunbelt Asphalt & Materials, Inc., as Lessee, as it pertains to Schedule No. 42 (4045017-099).

         e. Master Lease Agreement, dated as of July 25, 2003, between Lasalle National Leasing Corporation, as Lessor, and Cemex, Inc., as Lessee, as it pertains to Schedules No. 10376-3CCM and No. 10375-10CCM.

         f. Lease Agreement, dated as of June, 2004, among RBS Lombard, Inc., as Lessor, and Cemex, Inc., Cemex Cement, Inc., Cemex Cement of Texas, L.P., Cemex Construction Materials, L.P., Cemex Pacific Coast Cement Corporation, Cemex California Cement LLC, Cemex Central Plains Cement LLC, and Kosmos Cement Company, as Lessees, as it pertains to Schedule No. 001-000049-000 #04.

         g. Master Lease Finance Agreement, dated as of April 19, 1999, between STI Credit Corporation, as Lessor, and Southdown, Inc., as Lessee, as it pertains to Schedule No. 139-9500364-031.

4. Lease Agreement, dated as of July 1, 2005 between Cemex Southeast LLC and Company for Company's portion of the property located in Freeport, Florida.

5. License Agreement between Cemex Trademarks Worldwide Ltd. and Company dated as of the date hereof.

6. Allease, Inc. is a lessor of certain equipment to Company. See attached schedule for equipment leased from Allease, Inc. to RMUSA as of July 1, 2005.

7. 22 employees of Alabama Catfish, Inc., the sole employee of AIM Management, Inc., and 4 employees of Coeur d'Alene Racing Limited Partnership are covered under the Company's self-insured health plan on the same terms and conditions as employees of the Company. 21 employees of Alabama Catfish, Inc. and 4 employees of Coeur d'Alene Racing Limited Partnership are covered under the Company's self-insured dental plan on the same terms and conditions as employees of the Company.

8. 8 non-highly compensated employees of Greene Group, Inc. participate in the Company's 401(k) plan on the same terms and conditions as employees of the Company.

9. The Company purchases catfish at market terms from Alabama Catfish, Inc. for corporate purposes.

10. The Company uses a farm owned by Paul W. Bryant, Jr., for corporate purposes and reimburses Mr. Bryant for expenses incurred as a result of RMUSA's use. Any such transaction is entered into on terms no less favorable to Paul W. Bryant, Jr. than those which he could obtain at that time on an arm's length basis from an unaffiliated third party.

11. Intellectual Property License Agreement by and between Ready Mix USA, Inc. and Ready Mix USA, LLC.

12. Ready Mix USA, LLC will maintain bank accounts with Bryant Bank on the same terms and conditions as other customers of Bryant Bank.

13. Hunting and Fishing Leases by and between Thisldu and Ready Mix USA, LLC. Any such transaction is entered into on terms no less favorable to Thisldu than those which it could obtain at that time on an arm's length basis from an unaffiliated third party.

14. Hunting Lease by and between Paul W. Bryant, Jr. and Ready Mix USA, LLC. Any such transaction is entered into on terms no less favorable to Paul W. Bryant, Jr. than those which he could obtain at that time on an arm's length basis from an unaffiliated third party.

                             Administrative Services
                             -----------------------

A. Time Period: Fourty-five (45) days following the Closing Date. Following expiration of the time period set forth in this Section (A), and any extension granted by Cemex, Ready Mix USA LLC shall have no further right to receive any services or use any property described herein.

B. Payment for Administrative Services. No payment for service is required for the 45-day period. If an extension of the service period is requested, Ready Mix USA LLC shall pay Cemex Fifteen Thousand Dollars ($15,000.00) for each 45-day extension granted; however such extension is at the sole discretion of Cemex.

1. Order entry/ticketing services, including:
         o  Order entry
         o  Scheduling
         o  Ticketing

Cemex's granting Ready Mix USA LLC employees the continued use of the Cemex proprietary GINCO and Lupex systems, at a portion of the facilities they are currently located, will constitute such services. Cemex employees will have no operational responsibilities for these systems other than as follows:
         o Centrally controlled master data entry as reasonably requested by Ready Mix USA LLC operational personnel for normal daily business. Said master data will continue the coding methodology and numerical sequences currently used by Cemex. Master data includes new customers, projects, mix designs, and product and raw material codes.
         o Maintaining the Order entry/Dispatching/Ticketing applications in working condition, as currently used.

2. Ready Mix USA LLC shall be responsible for providing the stationary needs (tickets) at each facility prior to the Closing Date. The tickets will use the same format as the current Cemex tickets but will replace the Cemex logo and address information with that of Ready Mix USA LLC.

3. All control data changes required to transition from Cemex systems to Ready Mix USA LLC systems will be the sole responsibility of Ready Mix USA LLC. "Control data" includes, but is not limited to, customer masters, trucks, drivers, mix designs, and product codes. Cemex will provide control data transition assistance within accepted business practice, as allowed by time constraints.

4. All communication circuits will be kept operational for the duration of the services agreement, Cemex will be responsible for the support and troubleshooting of the circuits, at the end of the services agreement all lines will be cancelled. Ready Mix USA LLC will be responsible for providing its own communication circuits to the locations included in the agreement

5. Only the Administrative Services as described above will be provided. Without limiting the foregoing, Cemex will not provide any financial reporting and any inadvertent errors such as incorrect shipments will result in no liability to Cemex.

                                 Schedule 9.6(a)
                                 ---------------

                             Member Ultimate Parent

               Member
              Name and
           Mailing Address                              Ultimate Parent
---------------------------------------      -----------------------------------
Cemex Southeast Holdings LLC                 Cemex, Inc.
840 Gessner, Suite 1400                      840 Gressner, Suite 1400
Houston, TX 77024                            Houston, TX  77024

READY MIX USA, INC.                          Paul W. Bryant, Jr.
P. O. Box 020152                             Sam M. Phelps
Tuscaloosa, AL 35402

                                   Schedule 19
                                   -----------

                                EBITDA Multiples

                                    8x EBITDA

                                    Exhibit A
                                    ---------

    Initial Members' Names, Mailing Addresses, Initial Capital Contributions
                   and Initial Percentage and Voting Interests


          Member                   Initial           Initial         Initial
         Name and                  Capital         Percentage        Voting
      Mailing Address           Contribution        Interest        Interest
--------------------------   -----------------   -------------   --------------
READY MIX USA, INC.           $433,401,939.05        50.01%           50.01%
P.O. Box 020152
Tuscaloosa, AL 35402

CEMEX SOUTHEAST               $ 43,208,461.45        49.99%           49.99%
  HOLDINGS LLC
840 Gessner, Suite 1400
Houston, TX 77024
                                                 -------------   --------------
         Total                                      100.00%          100.00%

                                   Exhibit B-1
                                   -----------

                          "Minor Acquisition Criteria"
                          ----------------------------

1) 5x EBITDA multiple for the respective business type times the previous year EBITDA of the operations to be acquired.

      Or

2) 5x EBITDA multiple for the respective business type times the previous 3 year average EBITDA of the operations to be acquired.

      Equity investments that do not represent 100% ownership shall be subject to the Minor Acquisition criteria requirements of 1) or 2) above, on a prorated basis, in accordance with the percent equity share of the investment.

      In the case of an aggregates acquisition, the existing permitted reserves must be in excess of 20 years at current production rates for either option 1) or 2) above.

      Or

3) Assets to be valued in aggregate with the following maximum valuation scale on a per item basis (applies to block and concrete acquisitions only):
      o     Permitted and operating concrete plant ($750,000)
      o     Permitted and operating block plant in excess of 5 years old
            ($1,500,000)
      o     Permitted and operating block plant less than 5 years old
            ($3,000,000)
      o Equipment (current replacement cost depreciated with a 10% declining balance per year)
      o Rolling stock (current replacement cost depreciated with a 10% declining balance per year)
      o     Buildings ($25 per SQFT and $100 per SQFT of office space)
      o     Land (appraised value or under $25,000 per acre)
      o     Current Assets (book value)

                                   Exhibit B-2
                                   -----------

                           "Minor Investment Criteria"
                           ---------------------------

1) Margin Improvement or Growth Investments - minimum of 20% IRR (on a free cash flow basis) for minor strategic capital investments.

2) Mandatory Investments - letter, report or notice from the applicable governmental or legal authority in regards to the required investment.

                                   Exhibit B-3
                                   -----------

                        "Adjusted Book Value Calculation"
                        ---------------------------------

                                    Attached.

                                   Exhibit B-4
                                   -----------

                                 "Allied Assets"
                                 ---------------

                                    Attached.

                                    Exhibit C
                                    ---------

                       Name and Mailing Address of Manager


READY MIX USA, INC.
P.O. Box 020152
Tuscaloosa, AL 35402

                                    Exhibit D
                                    ---------

                           Form of Adoption Agreement

         This Adoption Agreement (this "Adoption Agreement") is executed by the undersigned Person (the "New Member") pursuant to the terms of that Limited Liability Company Agreement of READY MIX USA, LLC (the "Company") dated [_______], 20[__] (as may be amended from time to time, the "LLC Agreement"). By the execution of this Adoption Agreement, the New Member agrees as follows:

1. Adoption. On the date of this Adoption Agreement, the New Member is [acquiring Membership Interests from the Company]\[acquiring Membership Interests from [identify transferor]]. The New Member hereby agrees to be bound by the terms and conditions of the LLC Agreement to the same extent as if the New Member had executed the LLC Agreement as an original Member thereto.

2. Representations and Warranties. The representations and warranties set forth in Section 14 of the LLC Agreement are incorporated herein mutatis mutandis, and the New Member hereby makes such representations and warranties as of the date of this Adoption Agreement.

3. Notice. Any notice required as permitted by the LLC Agreement shall be given to the New Member at the address listed below the New Member's signature below.

4. Definitions. Capitalized terms used in this Adoption Agreement which are not otherwise defined have the meaning set forth in the LLC Agreement.

5. Counterparts. This Adoption Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

6. Governing Law. This Adoption Agreement shall be governed by the laws of the State of Delaware, without reference to the principles of conflicts of law thereof.

EXECUTED AND DATED this _____ day of _____ _____


                                             [NEW MEMBER]


                                             By:
                                                 -------------------------------
                                                 Name:
                                                 Title:
                                             Address:
                                             Attention:
                                             Telecopy:

Agreed to and accepted by the Company:

READY MIX USA, LLC


By:
    -------------------------------
    Name:
    Title: